UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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PROXY STATEMENT

2020 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 25, 2020, at 8:45 a.m., Eastern Daylight Savings Time

Virtual Annual Meeting of Shareholders

Virtual Meeting Only — No Physical Meeting Location

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend the virtual meeting, we urge you to vote your shares via the Internet or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET.

VOTE BY INTERNET:

http://www.cstproxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.optimumbank.com/stockholder-information/

Have your Proxy Card in hand and follow the instructions.

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August 7, 2020

Dear Shareholder:

It is my pleasure to inform you that our 2020 Annual Meeting of Shareholders will be held on Tuesday, August 25, 2020, starting at 8:45 a.m., EDT. The meeting will be held virtually due to the public health impact of the coronavirus pandemic (COVID-19), travel guidelines in Florida and surrounding areas, and to support the health and well-being of our shareholders. There will not be a physical meeting.

Shareholders will be able to watch, listen, vote, and submit questions from any remote location through an internet connection to the meeting or by dialing into the meeting by telephone. Information on how to participate in this year’s virtual meeting can be found on page 6.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Also enclosed is a copy of our Annual Report on Form 10-K for 2019, which contains important information about our company.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for our company.

Sincerely,

Moishe Gubin
Chairman

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OPTIMUMBANK HOLDINGS, INC.

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

To be held on August 25, 2020

To the Shareholders:

The virtual annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held on Tuesday, August 25, 2020, at 8:45 a.m., Eastern Daylight Saving Time.

If you plan to attend the virtual meeting, please see the instructions on page 6 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has an appropriate telephone connection. There will be no physical location for shareholders to attend.

If you were a record holder of shares as of July 6, 2020, you may attend the annual meeting by emailing the Company mfranco@optimumbank.com., and providing your full name and address. The Company will then email you the internet connection and dial-in information and instructions for voting during the meeting.

The meeting will be held for the following purposes:

1. To elect seven (7) directors;

2. To approve the issuance of up to 1,000,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I;

3. To approve the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer for the Trust Preferred Securities described in Proposal 2;

4. To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 250,000 shares to 550,000 shares;

5. To consider an advisory vote on executive compensation;

6. To consider an advisory vote on the frequency of the advisory vote on executive compensation;

7. To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2020; and

8. To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on July 6, 2020, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Moishe Gubin

Chairman

Fort Lauderdale, Florida

August 7, 2020

IMPORTANT

Whether or not you expect to attend the virtual meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 25, 2020. Our Proxy Statement and Annual Report on Form 10-K for 2019 are available at http://www.optimumbank.com/stockholder-information/

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OPTIMUMBANK HOLDINGS, INC.

2929 East Commercial Boulevard

Fort Lauderdale, Florida 33308

PROXY STATEMENT

2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 25, 2020

This Proxy Statement will be first mailed to shareholders on or about August 7, 2020. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the virtual annual meeting of the shareholders of the Company, which will be held at 8:45 a.m. on Tuesday, August 25, 2020, for the purposes set forth in the accompanying Notice of Virtual Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the virtual annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on July 6, 2020 will be entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 2,951,352 outstanding shares of common stock held of record by approximately 301 shareholders.

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING

When will the virtual annual meeting take place?

The virtual annual meeting will be held on August 25, 2020 at 8:45 a.m. EDT.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on July 6, 2020 (the “Record Date”) and are entitled to vote at the virtual annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on six items:

1. The election of seven (7) Directors (see page 10);

2. The approval of the issuance of up to 1,000,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I (see page 14);

3. The approval of the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer for the Trust Preferred Securities described in Proposal 2 (see page 19);

4. To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 250,000 shares to 550,000 shares (see page 21);

5. An advisory vote on executive compensation (see page 24);

6. An advisory vote on the frequency of the advisory vote on executive compensation (see page 25); and

7. The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent registered public accounting firm for the 2020 fiscal year (see page 26).

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How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

● By internet at http://www.cstproxyvote.com; or

● If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company.

● If you attend the meeting virtually you may vote your shares at the meeting by informing the Company’s corporate secretary of your vote at the time indicated during the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and submit it to the Company prior to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet?

Internet voting is available through 11:59 p.m. (Eastern Daylight Time) on Monday, August 24, 2020 (the day before the virtual annual meeting).

How can I attend the virtual annual meeting?

The Annual Meeting will be held virtually. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on July 6, 2020 (the ‘‘Record Date’’), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting virtually.

Shareholders will be able to submit questions during the meeting at the time indicated during the meeting. The board will seek to respond to all questions, subject to reasonable time constraints and the appropriateness of the questions.

The virtual meeting will begin promptly at 8:45 a.m., EDT. We encourage you to connect to the meeting 10-15 minutes prior to the start time leaving ample time for the check in.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance of the meeting and no later than 5:00 p.m. EDT on Monday, August 24, 2020. Please follow the registration instructions as outlined below under ‘‘How do I register to attend the Annual Meeting virtually?’’

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How do I register to attend the Annual Meeting virtually?

If you were a record holder of shares as of July 6, 2020, you may attend the annual meeting by emailing the Company at mfranco@optimumbank.com., and providing your full name and address. The Company will then email you the internet connection and dial-in information and instructions for voting during the meeting.

If you held your shares through an intermediary(such as a broker-dealer), in order to participate in and vote during the meeting, you must first obtain a legal proxy from your intermediary reflecting the number of shares you held, as well as your name and email address. You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy, email it to the Company at mfranco@optimumbank.com. Requests for registration must be received by the Company no later than 5:00 p.m. EDT, on August 24, 2020. The Company will then email you the internet connection and conference call dial-in information.

If you do not have a legal proxy but would like to attend the meeting, you can connect to the meeting as a guest. Please email the Company to request the connection information.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as Directors;

2. FOR the approval of the issuance of up to 1,000,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I;

3. FOR the approval of the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer for the Trust Preferred Securities described in Proposal 2;

4. FOR the approval of an amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 250,000 shares to 550,000 shares

5. FOR the approval of the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement; and

6. FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation; and

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7. FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the virtual annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Joel Klein of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the virtual annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the virtual annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 2,951,352 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 1,475,677 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the virtual meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the issuance of up to 1,000,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I (Proposal No. 2), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

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For the approval of the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer for the Trust Preferred Securities described in Proposal No. 2 (Proposal No. 3), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

For the approval of the amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 250,000 shares to 550,000 shares (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For the advisory vote on executive compensation (Proposal No. 5), the resolution will be approved if a majority of the shares represented in person or by proxy and entitled to vote at the meeting are cast in favor of the compensation. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For the advisory vote on the frequency of the advisory votes on executive compensation (Proposal No. 6), the frequency will be determined by a plurality of the votes cast. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take it into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

For the ratification of the appointment of Hacker, Johnson & Smith, P.A. (Proposal No. 7), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the virtual annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card or via the Internet. Third, you can attend the meeting virtually, and vote at the meeting. Your attendance alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

●	FOR each of the nominees for Director named in this proxy statement;

●	FOR the approval of the issuance of up to 1,000,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I;

●	FOR the approval of the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer for the Trust Preferred Securities described in Proposal 2;

●	FOR the approval of the amendment to the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 250,000 shares to 550,000 shares;

●	FOR the approval of the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement;

●	FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation; and

●	FOR ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent registered public accounting firm for the Company for the 2020 fiscal year.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the virtual annual meeting, including the procedures for voting your shares, you should contact:

Mary Franco, Operations Assistant - (954) 900-2805

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members, each of whom is to be elected at the annual meeting. Directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified. All of the nominees are current Directors. The Board of Directors has nominated each of the current Directors for election at the annual meeting.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s Directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 43, has served as a Director of the Company and OptimumBank since March 2010. Mr. Gubin is Chief Executive Officer of Strawberry Fields REIT, a real estate holding company, which owns properties in multiple states, and owns many other businesses. From 2004 to 2014, Mr. Gubin was the Principal Financial Officer of Infinity Healthcare Management, LLC, a company engaged in providing consulting services to facilities that service the elderly. Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder of the Midwest Torah Center Inc., a non-profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010.

Joel Klein, age 73, became a Director of the Company and OptimumBank in February 2012. Since February 2020, Mr. Klein has also been serving as the Company’s interim Principal Financial Officer , until the Company designates his replacement. Mr. Klein worked in accounting and finance for more than 41 years, including six years as a CPA in public accounting. From 1989 to 1990, he was the Chief Financial Officer of Choice Drug Systems, Inc., a medical supply company primarily to skilled nursing facilities. From 1991 to 1994, he was a Vice-President of Equilease Corporation, an equipment leasing company. He then served as a Vice President of The Stamford Capital Group, Inc., an independent corporate advisory company, from 1994 to 2005, providing high quality advisory services to medium market clients, particularly mergers and acquisitions, divestitures, management buy outs and other strategic financial advisory services. From 2006 to 2010, he was the Chief Financial Officer of Taxi Affiliation Services, LLC, a taxi company located in Chicago, Illinois. Mr. Klein has been a private investor since 2010. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972.

Martin Z. Schmidt, age 72, became a Director of the Company and OptimumBank in August 2015. Mr. Schmidt has been in the financial and estate planning, securities and insurance industries since 1975. In 2013, he joined National Holdings Corp/Gilman Ciocia as a Vice President and retired in 2018. In 2007, he served in a marketing capacity and liaison to the national senior accounting firms for Twenty-First Securities, Inc., introducing market based solutions for tax and corporate based problems within their institutional client base. From 1993 to 2000, he served as a Vice President and Branch Manager for multiple branches of Advest, Inc., a major regional securities and investment management firm. Mr. Schmidt served with the 423rd Military Police, U.S. Army Reserve, for five years, completed 3 years of coursework towards an MBA in Management Science and Statistics at the Lubin Graduate School of Business Administration in 1973, and graduated Brooklyn College with a B.A. in Economics in 1969.

Avi M. Zwelling, age 47, became a Director of the Company and OptimumBank in December 2017. Mr. Zwelling is the managing partner of the Zwelling Law Firm, PA, which is located in Boca Raton, Florida. The firm handles commercial litigation, banking and real estate matters. Mr. Zwelling graduated from Columbia University in New York, New York, with a B.A. in Comparative Religion, and earned a law degree from the Benjamin N. Cardozo School of Law, also in New York, New York. Mr. Zwelling has been providing legal services to the Company since 2012.

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Thomas Procelli, age 66, has served as a Director of the Company since 2017 and as a Director of OptimumBank since 2012. He currently serves as the Chief Financial Officer of Better Living Solutions Recovery Center, a Tallahassee counseling and wellness outpatient mental health clinic specializing in eating disorder treatment. Mr. Procelli also offers financial institution and small business support services through his firm TAP Independent Consulting. Mr. Procelli served as an Executive Vice President of OptimumBank in October 2000 through September 2015. Mr. Procelli has been in banking for over 40 years having a diverse background in operations, information systems, compliance and audit. Outside of banking, he has worked in public accounting at the firm of Coopers and Lybrand and in mortgage origination software product development at Fiserv. He received his MBA in Finance in 1979 and his BBA degree in Accounting in 1976 from Hofstra University.

Chan Heng Fai Ambrose, age 75, has served as a Director since June 2018. Mr. Chan is an expert in banking and finance, with years of experience in these industries. He has also restructured 35 companies in various industries and countries in the past 40 years. Mr. Chan serves as the CEO of Singapore eDevelopment Limited (“Singapore eDevelopment”), a limited company listed on the Catalist of the Singapore Exchange Securities Trading Limited. Singapore eDevelopment is a diversified holding company. He was appointed as a director of Singapore eDevelopment in March 2014. He is also Non-Executive Director of ASX-listed bio-technology company Holista Colltech Limited, a position he has held since July of 2013. From September of 1992 until July of 2015, Mr. Chan also served as Managing Chairman of HKSE-listed Heng Fai Enterprises Limited, a holding company now known as ZH International Holdings Limited. He also served as director of Global Medical REIT Inc. (NYSE: GMRE) from December of 2013 until July of 2015 and as director of American Housing REIT Inc. from October of 2013 to July of 2015.

Jeffry Wagner, age 66, became a Director of the Company and OptimumBank in November 2018. Mr. Wagner retired in 2015 after serving as Executive Vice President, CFO and Secretary of OptimumBank since 2013. Prior to his tenure at OptimumBank, Mr. Wagner was Executive Officer, CFO/Treasurer at Florida Business Bank in Melbourne, Florida from 2007 until 2012 and SVP of Planning & Analysis for Huntington Bancshares in Columbus, Ohio between 1993 and 2002. Mr. Wagner is also a Trustee for the Reeves Foundation, an Ohio-based private foundation. He graduated from Bowling Green University in 1978 with a B.A. in Economics and International Business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that Chan Heng Fai Ambrose, Moishe Gubin, Thomas Procelli, Martin Schmidt, Avi Zwelling and Jeffry Wagner each meet the standards of independence under the listing standards of The NASDAQ Stock Market (“NASDAQ”).

The Board of Directors Meetings and Committees

The Company’s Board of Directors met 12 times during 2019. The independent directors met once in executive session without management during 2019. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served held while he has been a Director. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of Moishe Gubin (Chairman), Thomas Procelli, and Avi Zwelling. Mr. Gubin. Mr. Procelli and Mr. Zwelling are independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met once during 2019 and operates under a written charter. A copy of the current Compensation Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

In 2019, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

The Nominating Committee currently consists of Mr. Gubin (Chairman), Mr. Procelli and Mr. Zwelling. The committee evaluates new candidates and current directors, and recommends candidates to the Board to fill vacancies occurring between annual shareholder meetings. A copy of the charter for the Nominating Committee can be viewed on the Company’s website at www.optimumbank.com/ information-center/corporate-governance.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The Nominating Committee held one meeting during 2019.

The Nominating Committee will initially consider nominating the Company’s existing directors for re-election to the Board as appropriate or other director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2021 annual meeting, recommendations must be received by April 27, 2021. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules.

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Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of three non-employee directors consisting of Jeffry Wagner (Chairman), Thomas Procelli and Martin Schmidt. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board determined that all of the members of the Audit Committee were financially literate and independent in accordance with the NASDAQ listing standards applicable to audit committee members. The Board has determined that Jeffry Wagner is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met 4 times during 2019. A Report from the Audit Committee is included on page 26.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the current directors attended the 2019 annual meeting (held in August 2019).]

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc. at 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308, Attention: Mary Franco. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Board Leadership Structure and Role in Risk Oversight

The Company’s policy is to separate the roles of chairman and chief executive officer of the Company. At the present time, Moishe Gubin serves as the Chairman of the Board.

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

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PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF UP TO 1,000,000 SHARES OF COMMON STOCK

IN EXCHANGE FOR TRUST PREFERRED SECURITIES ISSUED BY OPTIMUMBANK

CAPITAL TRUST I

The Company is seeking shareholder approval of a proposal to issue up to 1,000,000 shares of the Company’s common stock in exchange for trust preferred securities (the “Trust Preferred Securities”) issued by OptimumBank Capital Trust I (the “Trust”). The issuance of the common stock requires the approval of the Company’s shareholders under Nasdaq Marketplace Rule 5635(d).

Background

The Trust was formed by the Company in 2004 for the purposes of raising capital for OptimumBank. At that time, the Trust raised $5,155,000 through the sale of 5,000 Trust Preferred Securities to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a Junior Subordinated Debenture from the Company (the “Debenture”). The Trust Preferred Securities represent undivided beneficial interests in the Debenture. The Debenture has a term of 30 years and is payable in full on October 7, 2034. The Debenture currently bears interest at a floating rate equal to three-month LIBOR rate plus 2.45% (2.75%% at June 30, 2020). The Debenture is redeemable in certain circumstances. The terms of the Debenture allowed the Company to defer payments of interest on the Debenture by extending the interest payment period at any time during the term of the Debenture for up to 20 consecutive quarterly periods.

Beginning in 2010, the Company exercised its right under the terms of the Debenture to defer payment of interest. The Company has made no payments on the Debenture since that time. The Company’s right to defer interest payments expired in 2015. Since then, the Company has been in default under the Debenture.

As a result of this default, the Trustee for the Debenture and the holders of the Trust Preferred Securities have the right to accelerate the principal balance of the Debenture, plus accrued and unpaid interest. To date, neither the Trustee nor the holders have accelerated the Debenture.

On May 8, 2018, Preferred Shares, LLC acquired all 5,000 of the Trust Preferred Securities from a third party at a cost of approximately $1,411,000. Preferred Shares, LLC is an affiliate of Moishe Gubin, a director of the Company. Mr. Gubin owns, directly or indirectly, all of the membership interests in Preferred Shares, LLC.

During the third quarter of 2018, Preferred Shares, LLC sold its rights to 694 Trust Preferred Securities to several unaffiliated third parties for an aggregate purchase price of $802,333, or an average of approximately $1,156 per Trust Preferred Security. The Company subsequently issued 301,778 shares of common stock to these third parties in exchange for the 694 Trust Preferred Securities. The closing market price of the common stock on the date of issuance was $4.91 per share. Based on this price, the aggregate market value of the 301,778 shares issued in the exchange for the Trust Preferred Securities was $1,481,730.

In the fourth quarter of 2019, the Company commenced an exchange offer for a portion of the Trust Preferred Securities, pursuant to which the Company offered to issue up to 1,000,0000 shares of its common stock for u the Trust Preferred Securities (the “Exchange Offer”). The Exchange Offer expired on December 26, 2019 (the “Expiration Date”).

Pursuant to the Exchange Offer, on December 31, 2019, the Company issued 924,395 shares of its common stock, for 1,881 Trust Preferred Securities, which had an outstanding balance of $2,644,000 as of the Expiration Date. The number of shares of common stock that were exchanged for each Trust Preferred Security was determined by dividing (i) the outstanding balance of each Trust Preferred Security as of the Expiration Date by (ii) the applicable price of the common stock as of the Expiration Date (the “Exchange Offer Price”). The Exchange Offer Price was equal to $2.86 per share, which represented the closing market price of the common stock on the Expiration Date.

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For accounting purposes, the Trust Preferred Securities acquired by the Company have been cancelled. As a result, in 2018, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount. In 2019, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased stockholders’ equity by the same amount.

Following the Exchange Offer, there were 2,425 outstanding Trust Preferred Securities that had not been acquired by the Company. These 2,425 Trust Preferred Securities had an outstanding principal balance of $2,580,000 plus accrued interest of $1,067,000 at June 30, 2020. All of these Trust Preferred Securities were held by Preferred Shares, LLC, an affiliate of Moishe Gubin, a director of the Company. The outstanding Trust Preferred Securities continue to be in default. However, Preferred Shares, LLC, as the owner of all of the outstanding Trust Preferred Securities, has provided the Company with a written undertaking that it does not intend to accelerate or demand payment of any of the principal or accrued interest under the Debenture prior to May 15, 2021.

As discussed more fully below, the Board has determined that the Company should make an offer to the holders of the Trust Preferred Securities to exchange a portion of the Trust Preferred Securities for newly-issued shares of common stock in order to reduce the Company’s obligations under the Trust Preferred Securities.

Proposed Exchange Offer

The Company is seeking shareholder approval to authorize the Company to make an exchange offer to the holders of the Trust Preferred Securities to exchange their Trust Preferred Securities for shares of the Company’s common stock.

The exchange offer would be made on the following terms:

●	The maximum aggregate number of shares of common stock that would be issued by the Company would not exceed 1,000,000 shares.

●	The maximum aggregate value of the Trust Preferred Securities that would be exchanged would not exceed $3,610,000 (calculated on the basis of the outstanding balance of such Trust Preferred Securities).

●	The Trust Preferred Securities would be valued at their outstanding value (i.e., principal plus accrued interest) for purposes of the exchange.

●	The Company will offer its common stock at a value equal to the lesser of (i) $3.61 per share (equal to 110% of book value as of June 30, 2020), or (ii) the closing market price on the termination date of the exchange offer.

●	The exchange offer would commence on a date to be selected by the Company after the annual meeting of shareholders, but not later than 120 days after the date of the meeting.

●	The Company would treat the exchange as a tender offer and would comply with the applicable rules for a tender offer under the applicable rules of the SEC.

●	The exchange offer would be open for a period of at least 20 business days after its commencement date.

●	No person would be permitted to exchange Trust Preferred Securities if, after the exchange, such person would be the beneficial owner of more than 9.9% of the Company’s common stock.

●	Only accredited investors would be permitted to exchange Trust Preferred Securities.

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The exchange offer is expected to be structured as a tender offer for Trust Preferred Securities with an aggregate value of $3,610,000. Upon the commencement date of the tender offer, the Company will transmit an Offer to Purchase and a Transmittal Letter to all holders of the Trust Preferred Securities pursuant to Regulation 14E promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The exchange offer will be held open for at least 20 business days, subject to extension. Any extension will be announced by press release the day after the scheduled expiration.

At the expiration of the exchange offer, the Company will determine the applicable per share price of the common stock to be issued (the lower of $3.61 or the closing market price of the common stock on the expiration date). The Company will then accept the tenders of Trust Preferred Securities with an aggregate value of up to the lesser of $3,610,000 or the closing market price on the termination date of the exchange offer multiplied by 1,000,000, provided that in no event will the Company issue more than 1,000,000 shares of common stock. In the event the aggregate value of the Trust Preferred Securities that are tendered exceeds these limits, then the Company will accept a pro rata amount of Trust Preferred Securities from the tendering holders and return the excess Trust Preferred Securities. As a result, the per share price of the shares of common stock issued will be the same for each tendering holder.

Each tendering holder must represent to the Company that it would not be the beneficial owner of more than 9.9% of the common stock upon consummation of the exchange offer. No holder may tender any Trust Preferred Securities if acceptance of such tenders in full by the Company would result in such holder being the beneficial owner of more than 9.9% of the common stock.

All shares of common stock issuable pursuant to the exchange offer will constitute restricted securities for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not provide any registration rights with regard to such shares of common stock. Any shares of common stock issued in the exchange offer will be issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Nasdaq Marketplace Rule 5635(d)

The Company’s common stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules.

Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires the Company to obtain shareholder approval prior to the issuance of its common stock in connection with certain non-public offerings. Rule 5635(d) applies when:

● the offering involves the sale, issuance or potential issuance by the Company of common stock equal to 20% or more of the common stock outstanding before the issuance; and

● the offering price is less than the current market price.

Rule 5635(d) will apply because the number of shares that could be issued in the exchange offer will exceed the 20% threshold and the offering price may be less than the current market price. As a result, the Company is required to obtain shareholder approval of the offering.

Potential Effect of Exchange Offer

If the exchange offer is approved by the shareholders, the Company would commence the exchange offer within 120 days after the annual meeting of shareholders. The exchange offer would be made to the then current holders of the Trust Preferred Securities.

The price for the common stock to be offered in the exchange offer would be equal to the lesser of (i) $3.61 per share (equal to 110% of book value as of June 30, 2020), or (ii) the closing market price on the termination date. The closing market price of the common stock on June 30, 2020 was $2.44 per share. Assuming that the market price does not change during the term of the exchange offer, then the price for the common stock would be $2.44 per share.

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The potential effects of the exchange offer would be as follows:

●	The Company’s stockholders’ equity would be increased based on the value of the Trust Preferred Securities acquired by the Company in the exchange. For accounting purposes, the Company would record the purchase of the Trust Preferred Securities as an increase in the Company’s equity interest in the Trust under the heading “Other Assets” and record an equal increase in its stockholders’ equity.

●	The Company could issue up to 1,000,000 shares of common stock, which would increase the outstanding number of shares from 2,951,352 shares to 3,951,352 shares. The actual number will vary based on the level of participation from the holders of the Trust Preferred Securities and the price of the common stock to be issued in the exchange.

●	The Company would acquire a maximum of $3,610,000 of the Trust Preferred Securities. The actual amount will vary based on the level of participation from the holders of the Trust Preferred Securities and the price of the common stock to be issued in the exchange.

●	The issuance of shares of common stock in the exchange would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in the Company’s common stock. The shareholders do not have preemptive rights to subscribe for additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Company’s common stock.

●	All Trust Preferred Securities acquired by the Company in the exchange offer will be held of record by the Company. The acquisition of any Trust Preferred Securities by the Company is expected to be recorded as an increase in the Company’s equity interest in the unconsolidated Trust, presented in “Other Assets” on the Company’s balance sheet.

Any outstanding Trust Preferred Securities that are not acquired by the Company would continue to be in default.

Interest of Moishe Gubin in the Exchange Offer

Currently, all 2,425 of the outstanding Trust Preferred Securities are owned by Preferred Shares, LLC, an affiliate of Mr. Gubin, a Director of the Company.

Preferred Shares, LLC has indicated that it intends to participate in the exchange offer to the extent that such participation would not cause Mr. Gubin and Preferred Shares, LLC to become the beneficial owner of more than 9.9% of the Company’s common stock.

As of June 30, Mr. Gubin and Preferred Shares, LLC beneficially owned 283,393 shares, representing 9.6% of the total outstanding. Accordingly, ability of Mr. Gubin and Preferred Shares, LLC to participate in the exchange offer is very limited. Assuming that the price of the common stock in the exchange offer is $2.44 and that Preferred Shares, LLC is the only participant in the exchange offer, then Preferred Shares, LLC would only be able to exchange 1.6 Trust Preferred Securities (having an outstanding balance of $2,381 as of June 30, 2020) and receive 976 shares of common stock in the exchange offer (assuming an issuance price of $2.44 per share) without exceeding the 9.9% limitation. Based on the closing market price of the common stock of $2.44 per share as of June 30, 2020, the 976 shares that would be issued to Preferred Shares, LLC would have an aggregate market value of $2,381.

The actual number of Trust Preferred Securities that may be exchanged by Preferred Shares, LLC will depend on the number of shares of common stock beneficially owned by Mr. Gubin and Preferred Shares, LLC at the time of consummation of the exchange offer, the number of outstanding shares of common stock at the time of the consummation of the exchange offer and the number of Trust Preferred Securities tendered by persons who may acquire the Trust Preferred Securities from Preferred Shares, LLC before the expiration of the exchange offer.

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If Preferred Shares, LLC were not subject to the 9.9% limitation, then it could potentially receive 1,000,000 shares of the Company’s common stock, in exchange for its Trust Preferred Securities. The value of these shares would be based on the price in the exchange offer, which would be the lesser of $3.61 per share or the market price on the expiration date of the exchange offer. Based on the market price of $2.44 per share as of June 30, 2020, these shares would have a value of $2,440,000, and would be exchanged for a total of 1,616 Trust Preferred Securities.

Preferred Shares, LLC has indicated that it expects to transfer a portion of the Trust Preferred Securities to one or more unrelated third parties on terms to be agreed between Preferred Shares, LLC and each third party. Preferred Shares, LLC has not determined the third parties, if any, that may acquire the Trust Preferred Securities or the terms on which it may transfer any Trust Preferred Securities to any third party. Preferred Shares, LLC has not entered into any agreements or commitments to transfer any Trust Preferred Securities to any third party. As a result, the amount that Preferred Shares, LLC may receive from any transfer of the Trust Preferred Securities to any third party is not known. However, Preferred Shares, LLC has undertaken that in no event will it transfer the Trust Preferred Securities for a value that exceeds the outstanding balance of the Trust Preferred Securities that are transferred to such third parties. In the event that Preferred Shares, LLC were to sell to third parties the maximum aggregate value of the Trust Preferred Securities that could be exchanged in the exchange offer of $3,610,000, then Preferred Shares, LLC would receive $3,610,000 in proceeds from these sales. The actual amount to be received by Preferred Shares, LLC could be less if Preferred Shares, LLC sells the Trust Preferred Securities for a price that is less than the outstanding balance of such Trust Preferred Securities or third parties acquire less than $3,610,000 in value of the Trust Preferred Securities. As noted above, Preferred Shares, LLC intends to transfer a portion of the Trust Preferred Securities directly to the Company in the exchange offer, which would reduce the number of Trust Preferred Securitas that could be transferred to third parties.

Preferred Shares, LLC will only sell or transfer the Trust Preferred Securities to a small number of accredited investors, without any general solicitation. Preferred Shares, LLC will not transfer or sell any of the Trust Preferred Securities to any director or executive officer of the Company.

Reasons for the Exchange Offer

The Board believes that the exchange of additional Trust Preferred Securities for common stock would be in the best interest of the Company and its shareholders. The Board believes that the long-term stability of the Company depends on the Company’s ability to eliminate the Trust Preferred Securities through a combination of share exchanges and payments.

As noted above, the exchange offer will also result in an increase in the Company’s stockholders’ equity based on the value of the Trust Preferred Securities acquired by the Company in the exchange.

In considering this matter, the Board has also concluded that it might be necessary to offer the common stock at a discount to its market price in order to induce the holders of the Trust Preferred Securities to participate in the exchange. In this regard, the Board provided that the maximum price in the exchange offer would be $3.61 per shares, which represented 110% of the book value per share on June 30, 2020. In the event that the market price were to exceed this amount, persons participating in the exchange would acquire the common shares are a discount to the market price. As of June 30, 2020, the market price was $2.44 per share.

The Board was aware that Moishe Gubin, a director of the Company, had a conflict of interest with respect to this matter in light of his ownership of the current holder of the Trust Preferred Securities. To address these issues, he abstained from voting on this matter.

Vote Required

Assuming the existence of a quorum, the affirmative vote of the majority of the votes cast for this proposal is required to approve this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ISSUANCE OF UP TO 1,000,000 SHARES OF COMMON STOCK IN EXCHANGE FOR TRUST PREFERRED SECURITIES ISSUED BY OPTIMUMBANK CAPITAL TRUST I IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D).

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proposal no. 3

APPROVAL OF THE PARTICIPATION OF AN AFFILIATE OF MOISHE GUBIN, A

DIRECTOR OF THE COMPANY, IN THE EXCHANGE OFFER FOR THE TRUST PREFERRED

SECURITIES DESCRIBED IN PROPOSAL 2

The Company is seeking approval of a proposal to authorize an affiliate of Mr. Gubin, a director of the Company, to participate in the exchange offer for the Trust Preferred Securities described in Proposal 2.

The participation of an affiliate of a Director of the Company in the Trust Preferred Securities exchange requires the approval of the Company’s shareholders under Nasdaq Marketplace Rule 5635(c).

Nasdaq Marketplace Rule 5635(c) (“Rule 5635(c)”) requires shareholder approval of any issuance of the Company’s common stock to the Company’s officers, directors and employees at a price that is less than fair market value. Under Rule 5635(c), the issuance of common stock at a price less than the market value of the common stock is considered a form of “equity compensation.”

As discussed in Proposal 2 above, the Company is seeking shareholder approval of a proposal to issue to up to 1,000,000 shares of the Company’s common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I.

At the present time, the owner of the Trust Preferred Securities is Preferred Shares, LLC, an affiliate of Mr. Gubin, who is a director of the Company. As a result, any exchange of the Trust Preferred Securities held by Preferred Shares, LLC would be subject to the requirements of Rule 5635(c). No other director or any officers of the Company or the Bank will participate in the exchange offer.

The Company is requesting its shareholders to approve the participation of Preferred Shares, LLC in the exchange.

As discussed in Proposal 2, the Board believes that the exchange of additional Trust Preferred Securities for common stock would be in the best interest of the Company and its shareholders. The participation of Preferred Shares, LLC in the exchange would significantly enhance the Company’s ability to achieve the goals of the exchange offer.

As discussed in Proposal 2, it is possible that the exchange offer may be consummated at a price that is less than the current market price. In considering this matter, the Board concluded that it might be necessary to offer the common stock at a discount to its market price in order to induce the holders of the Trust Preferred Securities to participate in the exchange. In this regard, the Board provided that the maximum price in the exchange offer would be $3.61 per shares, which represented 110% of the book value per share on June 30, 2020. In the event that the market price were to exceed this amount, persons participating in the exchange would acquire the common shares are a discount to the market price. As of June 30, 2020, the market price was $2.44 per share.

The other potential effects of the exchange offer are discussed in Proposal 2.

Interest of Moishe Gubin in the Exchange Offer

Currently, all 2,425 of the outstanding Trust Preferred Securities are owned by Preferred Shares, LLC, an affiliate of Mr. Gubin, a Director of the Company.

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Preferred Shares, LLC has indicated that it expects to transfer a portion of the Trust Preferred Securities to one or more unrelated third parties on terms to be agreed between Preferred Shares, LLC and each third party. Preferred Shares, LLC has not determined the third parties, if any, that may acquire the Trust Preferred Securities or the terms on which it may transfer any Trust Preferred Securities to any third party. Preferred Shares, LLC has not entered into any agreements or commitments to transfer any Trust Preferred Securities to any third party. As a result, the amount that Preferred Shares, LLC may receive from any transfer of the Trust Preferred Securities to any third party is not known. However, Preferred Shares, LLC has undertaken that in no event will it transfer the Trust Preferred Securities for a value that exceeds the outstanding balance of the Trust Preferred Securities that are transferred to such third parties. In the event that Preferred Shares, LLC were to sell to third parties the maximum aggregate value of the Trust Preferred Securities that could be exchanged in the exchange offer of $3,610,000, then Preferred Shares, LLC would receive $3,610,000 in proceeds from these sales. The actual amount to be received by Preferred Shares, LLC could be less if Preferred Shares, LLC sells the Trust Preferred Securities for a price that is less than the outstanding balance of such Trust Preferred Securities or third parties acquire less than $3,610,000 in value of the Trust Preferred Securities. As noted above, Preferred Shares, LLC intends to transfer a portion of the Trust Preferred Securities directly to the Company in the exchange offer, which would reduce the number of Trust Preferred Securitas that could be transferred to third parties.

Preferred Shares, LLC will only sell or transfer the Trust Preferred Securities to a small number of accredited investors, without any general solicitation. Preferred Shares, LLC will not transfer or sell any of the Trust Preferred Securities to any director or executive officer of the Company.

As described in Proposal 2, the Board was aware that Mr. Gubin, a director of the Company, had a conflict of interest with respect to this matter in light of his ownership of the current holder of the Trust Preferred Securities. To address these issues, he abstained from voting on this matter.

Vote Required for Approval

Assuming the existence of a quorum, the affirmative vote of the majority of the votes cast for this proposal is required to approve this matter. Approval of this Proposal 3 is subject to the approval of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PARTICIPATION OF AN AFFILIATE OF MOISHE GUBIN, A DIRECTOR OF THE COMPANY, IN THE EXCHANGE OFFER FOR THE TRUST PREFERRED SECURITIES DESCRIBED IN PROPOSAL 2.

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PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN

The Company has adopted the 2018 Equity Incentive Plan. The plan allows the Company to provide equity compensation to employees and directors, under a shareholder-approved plan, and enables the Company to attract and retain qualified persons to serve as directors and officers.

As of the date of this proxy statement, the Company has issued 157,190 shares under the plan. As a result, there are only 92,810 additional shares available for issuance under the plan.

The Board of Directors of the Company believes that equity compensation is a key aspect of the Company’s ability to attract and retain qualified directors and officers. During 2019, the Company issued 58,309 shares to Moishe Gubin, as part of his compensation for his services as a Director.

The Board has approved an amendment to increase the aggregate number of shares of common stock authorized for issuance under the plan from 250,000 to 550,000 shares, subject to shareholder approval, in order to ensure that the Company is able to continue to grant equity compensation at levels determined appropriate by the Board.

Summary of the Plan

The principal features of the plan are summarized below.

Plan Administration. The plan is administered by our Board of Directors, a majority of whom meet the NASDAQ standard for director independence, and/or our Board’s Compensation Committee, which consists of at least two members of the Board, each of whom meets the NASDAQ standard for director independence. The Board through its Compensation Committee, has the sole authority, among other things, to:

● Select participants and grant awards,

● Determine the number of shares to be subject to the types of awards,

● Determine the terms and conditions upon which awards will be granted under the plan, including the vesting requirements of awards,

● Prescribe the form and terms of award agreements,

● Establish procedures and regulations for the administration of the plan,

● Interpret the plan, and

● Make all determinations necessary or advisable for administration of the plan.

Eligibility. The directors and employees of the Company and its subsidiaries are eligible to participate in the plan.

Awards. The plan provides for the grant of incentive and non-statutory options, bonus shares, restricted shares, and performance shares, as such terms are defined in the plan.

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Shares Subject to the Plan. If the amendment is approved, the number of shares of common stock that may be issued under the plan will increase from 250,000 shares to 550,000 shares. If any shares are subject to an award under the plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the plan. Likewise, shares that are tendered to the Company by a participant as full or partial payment of the exercise price of any stock option granted under the plan or in payment of any withholding tax incurred in connection with any award under the plan will be available for issuance under the plan. The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Adjustments. In the event of a merger or consolidation (in each case where the shares of the Company are converted into stock and/or cash of another entity), or any corporate structure affecting Company common stock, adjustments and other substitutions will be made to the plan, including adjustments in the maximum number of shares subject to the plan and other numerical limitations. Adjustments will also be made to awards under the plan as the Board in its sole discretion deems equitable or appropriate.

Options. Incentive and non-statutory options to purchase shares of Company common stock may be granted under the plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board and/or Compensation Committee may determine or as may be required by applicable law. The price at which a share may be purchased under an option may not be less than the market value of a share on the date the option is granted. Market value means the last reported sale price of Company common stock reported on The Nasdaq Capital Market on the relevant date of determination. The plan permits the Board and/or Compensation Committee to establish the term of each option, but its term may not exceed ten years. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to the nearest whole share amount. Options may vest and become fully exercisable in the event a change in control occurs as described below. The plan contains various provisions governing the participant’s right to exercise an option upon the termination of the participant’s employment with the Company.

Restricted Stock. Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) of the death or disability of the participant. If a participant’s service with the Company is terminated, the participant will forfeit any unvested restricted stock (except in certain cases following a change in control).

Performance Share Awards. Other awards of Company common stock that are valued in whole or in part by reference to, or are otherwise based on, Company common stock or the attainment by the Company of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock awards are paid in shares of Company common stock. Shares granted as stock awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the payment of the performance shares in the name of the participant will be made at the end of the performance cycle.

Bonus Shares and Awards in Lieu of Obligations. Bonus share awards may be issued to participants as a bonus or in consideration for past services actually rendered for the Company, or in lieu of obligations of the Company to pay cash or deliver other property under the plan or under other plans or compensation arrangements. The bonus shares can be awarded under terms and agreements that are determined by the Compensation Committee and/or the Board.

Change in Control. Unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, in the event of a change in control of the Company, all outstanding stock options will become fully vested. If a participant’s service with the Company is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested.

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A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 50% or more of the outstanding common stock; (ii) a merger in which the Company is not the surviving entity, or a sale by the Company or the Bank of all or substantially all of its assets; or (iii) the acquisition by any person or group by means of a merger, consolidation or purchase of 80% or more of its outstanding shares.

Effective Date, Term, Amendment and Termination. The plan will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the plan is terminated by the Board of Directors in accordance with its terms or (c) the tenth anniversary of the date of the original shareholder approval of the plan. Termination will not affect grants and awards then outstanding under the plan. The Board of Directors may terminate or amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, NASD rules, or other applicable law. No termination, amendment or modification of the plan may in any manner affect any award previously granted under the plan without the consent of the participant to whom the award was granted or the transferee of the award.

Restriction on Transfer. Awards granted under the plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family, to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only partners.

Other Provisions. The Board may establish procedures providing for the delivery of shares of Company common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences. Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, restricted stock, bonus shares and performance share awards:

Upon exercising a non-statutory option, a participant must recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. Upon sale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as a long-term capital gain (loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain (loss). If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. The Company will be entitled to a deduction for the same amount. If compensation is recognized and the stock is sold, any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will create an adjusted tax basis for alternative minimum tax purposes different from regular tax purposes in the stock equal to the fair market value on date of exercise.

Recipients of restricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of Company common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may, however, elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted stock awards in the year in which such amounts are included in income.

Performance share and bonus share awards result in the recognition of ordinary income in an amount equal to the fair market value of shares of Company common stock paid to participants. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by plan participants.

Other Information

The Board has not made any determination as to the allocation of benefits or amounts under the plan if approved by shareholders. If the plan is not approved by shareholders, the Board of Directors will consider other alternatives for performance-based compensation. The plan is not exclusive and does not limit the authority of the Board or its Committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of Board of Directors

Assuming the presence of a quorum, this Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER COMPANY’S 2018 EQUITY INCENTIVE PLAN.

23

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on Company or the Board of Directors.

Although the vote is non-binding, the Board of Directors values the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

The Company’s current executive compensation program is designed to provide a competitive level of annual cash compensation that will allow the Company to attract, motivate and retain individuals with the skills required to achieve the Company’s performance goals. At the present time, the Company is not utilizing any equity based compensation or other long term compensation for the Company’s executive officers.

The advisory vote regarding the compensation of the named executive officers shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

24

PROPOSAL NO. 6

ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the shareholders of the Company are entitled to vote at the annual meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. Under regulations issued by the SEC, shareholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the shareholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on Company or the Board of Directors.

Although the vote is non-binding, the Board values the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The Board of Directors has determined that an advisory shareholder vote on executive compensation every three years is the best approach for Company and its shareholders for following reasons:

● A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company’s incentive programs, compensation strategies and the total Company performance; and

● A three-year cycle provides the Board of Directors with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any desired changes to Company’ executive compensation program.

In accordance with the Proposed Regulations, the advisory vote regarding the frequency of the shareholder vote described in this Proposal No. 5 shall be determined by a plurality of the votes cast. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR THREE YEARS” ON PROPOSAL NO. 5 REGARDING THE FREQUENCY OF THE SHAREHOLDER VOTE TO ON EXECUTIVE COMPENSATION. NOTE: SHAREHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION REGARDING THIS PROPOSAL NO. 5.

25

PROPOSAL NO. 7

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2020, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate governance.

Assuming the existence of a quorum, the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote at the meeting is required to approve this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF HACKER, JOHNSON & SMITH, P.A. AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2020.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2019 with the Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith, P.A., communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith, P.A. has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith, P.A., the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and selected Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for 2020.

AUDIT COMMITTEE

Jeffry Wagner

Thomas Procelli

Martin Schmidt

26

INDEPENDENT ACCOUNTANTS

Hacker, Johnson & Smith, P.A., the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2019.

Audit Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith, P.A. for professional services rendered for the years ended December 31, 2019 and 2018:

Fee Category	2019 Fees	2018 Fees

Audit Fees	$78,000	$73,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, P.A. in connection with statutory and regulatory filings or engagements.

Pre-approved Services. Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith, P.A., independent public auditors for the Company for 2018 and 2019, is expected to be present at the virtual annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

27

MANAGEMENT

Officers of the Company

The Board of Directors is seeking to appoint Moishe Gubin as the Company’s Chief Executive Officer. Mr. Gubin has submitted requests for the required regulatory approvals to serve as Chief Executive Officer of the Company. These requests are currently pending.

Since June 2016, Timothy Terry, President and Chief Executive Officer of the Bank, has been acting as the Principal Executive Officer for the Company, and since February, Joel Klein, a director of the Company has been interim Principal Financial Officer for the Company. Mr. Klein assumed this position to replace the David Edgar, who resigned in January 2020.

The background of Mr. Terry is set forth below. The background of Mr. Klein is set forth in the section of this proxy statement entitled “Proposal No. 1 – Election of Directors.”

Timothy Terry, age 64, was appointed President and Chief Executive Officer of the Bank in February 2013 and was appointed Chief Operating Officer of the Bank in 2018. Mr. Terry has been in banking for 35 years and most recently served as President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

28

MANAGEMENT COMPENSATION

The following table shows the compensation paid by the Company and the Bank for 2018 and 2019 to the persons acting as principal executive officer and principal financial officer during this period.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation($)	Total Compensation($)

Timothy Terry (1)	2018	$225,000	-	$8,400		$233,400
President, Chief Executive Officer and	2019	$225,000	-	$8,400	$
Chief Operating Officer of the Bank						233,400

David Edgar (2)	2018	$165,000	-	-		$165,000
Former Controller of the Bank	2019	165,000	-	-		$165,000

(1)	All other compensation for Mr. Terry in each year represents an auto allowance.

(2)	Mr. Edgar’s employment terminated in January 2020.

Stock Options

No stock options were granted to any of the executive officers in 2019. None of the Company’s executive officers holds any stock options.

Director Compensation

Each Director receives compensation for serving on the Board of Directors and committees of the Board. Mr. Gubin receives $1,650 for each Board meeting attended, and all other directors receive $1,100 for each Board meeting attended. Mr. Gubin receives additional compensation for each Board meeting attended because he serves as the Chairman of the Board. For Audit Committee meetings, the Chairman receives compensation of $400 for each meeting attended, and the members receive $300. For Compensation Committee meetings, Mr. Gubin, as Chairman, receives compensation of $125 for each meeting attended and the other members receive $100.

Mr. Gubin also receives $200,000 per year for additional services as a director, payable in shares of the Company’s common stock (based on the fair market value on the date of issuance). These additional services include his generally spending one week per month in the Bank’s offices. He is also actively involved in the Bank’s marketing efforts for new loan business and deposits and in the Company’s investor relations efforts.

Director Compensation Table For 2019

Name	Cash Compensation($)	Stock Awards($)		All Other Compensation ($)	Total($)
Moishe Gubin	$19,075	$201,000	(1)	$0	$201,000
Joel Klein	14,200	0		0
Martin Schmidt	15,300	0		0
Thomas Procelli	14,500	0		0
Avi M. Zwelling	12,200	0		0
Chan Heng Fai Ambrose	12,100	0		0
Jeffry Wagner	13,300	0		0
Total	$100,675	$201,000		$0	$201,000

(1)	This amount represents the fair value of the stock grant made to Mr. Gubin in payment of a portion of his director’s fees in 2019.

29

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of June 30, 2020, for:

●	each of the directors and executive officers of the Company and the Bank;

●	all of the directors and executive officers of the Company and the Bank as a group; and

●	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class[1]
Directors and Executive Officers
Moishe Gubin, Director	283,393	9.6%
Joel Klein, Director and Interim Principal Financial Officer	31,404	1.1%
Thomas Procelli, Director	3,623	0.1%
Martin Schmidt, Director	1,000	0.3%
Avi Zwelling, Director	31,118	1.1%
Chan Heng Fai Ambrose, Director	104,723	3.5%
Jeffry Wagner, Director	0	0%
Timothy Terry, President, Chief Executive Officer	0	0%
All directors and executive officers as a group	449,079	15.4%

Principal Shareholders
David Gross 6633 N. Sacramento Ave. Chicago, Il. 60645	245,000	8.3%
Michael Blisko 9390 Bay Drive Surfside, Fl. 33154	238,330	8.1%
Barry Webster 1840 58th Street Brooklyn, New York 11204-2027	183,334	6.2%
The Elisha Rothman Irrevocable Trust 3570 N.E. 190th Street, Apt. 3900 Miami, Florida 33180-2466	192,000	6.5%

[1]	Based on 2,951,352 shares of common stock outstanding on June 30, 2020.

30

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2019 were made on a timely basis, except for one Form 4 on behalf of Mr. Gubin for common shares issued as director compensation and one Form 4 on behalf of Mr. Gubin for common shares received in the exchange offer for the Trust Preferred Securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2019, except as described below, there have been no transactions or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Exchange of Trust Preferred Securities

In December 2019, the Company completed a private offer to exchange (the “Exchange Offer”) for a portion of its outstanding Trust Preferred Securities for shares of its common stock. Pursuant to the Exchange Offer, the Company issued 924,395 shares of its common stock for 1,881 Trust Preferred Securities, which had an outstanding balance of $2,644,000 as of the completion date of the Exchange Offer.

The number of shares of common stock that were exchanged for each Trust Preferred Security was determined by dividing (i) the outstanding balance of each Trust Preferred Security by (ii) the closing market price of the common stock on the completion date of the Exchange Offer, which was $2.86 per share.

The Trust Preferred Securities shares were issued to 13 accredited investors who held Trust Preferred Securities acquired from Preferred Shares LLC, an affiliate of Moishe Gubin, one of the Company’s directors. One of the accredited investors that received shares was Gubin Enterprises LP, an affiliates of Mr. Gubin. It received 142,575 shares in exchange for 290 Trust Preferred Shares, which had an outstanding balance of $408,000 as of the completion date of the Exchange Offer.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

31

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2021 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than April [_], 2021, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2021 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by June 6, 2021, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. Requests should be sent to OptimumBank Holdings, Inc., Attn: Mary Franco, 2929 East Commercial Boulevard, Fort Lauderdale, FL 33308. Our proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

32

Financial information

The following financial statements and related information of the Company are attached to this Proxy Statement as Exhibit A:

Page No.
Consolidated balance sheets of the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended and the related notes	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2019 and 2018	68
Condensed consolidated balance sheets of the Company as of March 31, 2020 (unaudited) and December 31, 2019, and the related unaudited condensed consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the three months ended March 31, 2020 and March 31, 2019 and the related notes	81
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2020 and 2019	101
Pro forma unaudited consolidated balance sheets and the related consolidated statements of operations of the Company, as of and for the three months ended March 31, 2020 and as of and for the year ended December 31, 2019, reflecting the consummation of the exchange offer	105

33

EXHIBIT A

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

OptimumBank Holdings, Inc.

Fort Lauderdale, Florida:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OptimumBank Holdings, Inc. and subsidiary (the “Company”), as of December 31, 2019 and 2018 and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HACKER, JOHNSON & SMITH PA
We have served as the Company’s auditor since 2000.
Fort Lauderdale, Florida
March 25, 2020

34

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	December 31, 2019	December 31, 2018
Assets:
Cash and due from banks	$2,111	$1,934
Interest-bearing deposits with banks	6,823	6,049
Total cash and cash equivalents	8,934	7,983
Debt securities available for sale	5,409	2,359
Debt securities held-to-maturity (fair value of $5,986 and $7,175)	5,806	7,139
Loans, net of allowance for loan losses of $2,009 and $2,243	102,233	77,200
Federal Home Loan Bank stock	642	1,132
Premises and equipment, net	1,389	2,668
Right-of-use lease assets	1,055	—
Accrued interest receivable	432	314
Other assets	848	656

Total assets	$126,748	$99,451
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	10,545	9,638
Savings, NOW and money-market deposits	55,475	26,682
Time deposits	35,352	26,058

Total deposits	101,372	62,378

Federal Home Loan Bank advances	13,000	24,600
Junior subordinated debenture	2,580	4,461
Federal funds purchased	—	560
Official checks	208	274
Operating lease liabilities	1,061	—
Other liabilities	1,320	1,872

Total liabilities	119,541	94,145

Commitments and contingencies (Notes 5, 8 and 14)
Stockholders’ equity:
Preferred stock, no par value; 6,000,000 shares authorized: Designated Series A, $25,000 liquidation value per share, none issued or outstanding	—	—
Common stock, $.01 par value; 5,000,000 shares authorized, 2,853,171 shares and 1,858,020 shares issued and outstanding	28	18
Additional paid-in capital	38,994	36,128
Accumulated deficit	(31,610)	(30,510)
Accumulated other comprehensive loss	(205)	(330)

Total stockholders’ equity	7,207	5,306
Total liabilities and stockholders’ equity	$126,748	$99,451

See accompanying notes to Consolidated Financial Statements

35

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(In thousands, except share amounts)

	Year Ended December 31,
	2019	2018
Interest income:
Loans	$4,693	$3,912
Debt securities	245	232
Other	236	148

Total interest income	5,174	4,292

Interest expense:
Deposits	1,503	510
Borrowings	543	736

Total interest expense	2,046	1,246

Net interest income	3,128	3,046

Credit for loan losses	79	1,754

Net interest income after credit for loan losses	3,207	4,800

Noninterest income:
Service charges and fees	106	49
Other	76	35

Total noninterest income	182	84

Noninterest expenses:
Salaries and employee benefits	2,022	1,864
Occupancy and equipment	487	437
Data processing	491	407
Professional fees	537	558
Loss on sale of premises and equipment, net	215	—
Other	789	822

Total noninterest expenses	4,541	4,088

Net (loss) earnings before income tax benefit	(1,152)	796

Income tax benefit	(52)	—

Net (loss) earnings	$(1,100)	$796

Net (loss) earnings per share:
Basic and diluted	$(.58)	$.53

See Accompanying Notes to Consolidated Financial Statements.

36

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Loss (Income)
(In thousands)

	Year Ended
	December 31,
	2019	2018

Net (loss) earnings	$(1,100)	$796

Other comprehensive income (loss):
Change in unrealized gain on debt securities:
Unrealized gain arising during the year	75	270
Amortization of unrealized loss on debt securities transferred to held-to-maturity	93	55
Reclassification adjustment for unrealized loss on debt securities transferred to held-to-maturity	—	(432)
Other comprehensive income (loss) before income tax (expense) benefit	168	(107)

Deferred income tax (expense) benefit on above change	(43)	27

Total other comprehensive income (loss)	125	(80)

Comprehensive (loss) income	$(975)	$716

See Accompanying Notes to Consolidated Financial Statements.

37

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2019 and 2018
(Dollars in thousands except per share amounts)

	Preferred						Accumulated
	Stock				Additional		Other	Total
	Series A		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at December 31, 2017	7	$—	1,120,947	$11	$34,090	$(31,306)	$(250)	$2,545

Proceeds from sale of common stock	—	—	211,367	2	523	—	—	525
Common stock issued as compensation to directors	—	—	144,742	2	613	—	—	615
Common stock issued in exchange for Preferred Stock	(7)	—	79,186	—	—	—	—	—
Common stock issued in exchange for Trust Preferred Securities	—	—	301,778	3	902	—	—	905
Net change in unrealized loss on debt securities available for sale, net of income taxes	—	—	—	—	—	—	200	200
Amortization of unrealized loss on securities transferred to held-to-maturity	—	—	—	—	—	—	44	44
Unrealized loss on securities transferred to held-to-maturity, net of income tax benefit	—	—	—	—	—	—	(324)	(324)
Net earnings	—	—	—	—	—	796	—	796
Balance at December 31, 2018	—	$—	1,858,020	$18	$36,128	$(30,510)	$(330)	$5,306
Common stock issued and reclassified from other liabilities	—	—	12,447	—	31	—	—	31
Common stock issued as compensation to directors	—	—	58,309	1	200	—	—	201
Common stock issued in exchange for Trust Preferred Securities	—	—	924,395	9	2,635	—	—	2,644
Net change in unrealized gain on debt securities available for sale, net of income taxes	—	—	—	—	—	—	56	56
Amortization of unrealized loss on debt securities transferred to held-to-maturity	—	—	—	—	—	—	69	69
Net earnings	—	—	—	—	—	(1,100)	—	(1,100)
Balance at December 31, 2019	—	$—	2,853,171	$28	$38,994	$(31,610)	$(205)	$7,207

See Accompanying Notes to Consolidated Financial Statements.

38

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) earnings	$(1,100)	$796
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	173	159
Common stock issued as compensation for services	201	—
Net amortization of fees, premiums and discounts	203	237
Credit for loan losses	(79)	(1,754)
Loss on sale of premises and equipment, net	215	—
(Increase) decrease in accrued interest receivable	(118)	2
Amortization of right of use asset	89	—
Net decrease in lease liability	(83)	—
(Increase) decrease in other assets	(235)	15
Increase in official checks and other liabilities	176	569

Net cash (used in) provided by operating activities	(558)	24

Cash flows from investing activities:
Principal repayments of debt securities available for sale	1,106	906
Purchase of debt securities available for sale	(4,158)	—
Principal repayments of debt securities held-to-maturity	1,379	814
Net increase in loans	(23,983)	(7,351)
Purchase of premises and equipment, net	(509)	(234)
Proceeds from sale of premises and equipment	350	—
Redemption (Purchase) of Federal Home Loan Bank stock	490	(153)

Net cash used in investing activities	(25,325)	(6,018)

Cash flows from financing activities:
Net increase (decrease) in deposits	38,994	(2,873)
(Repayments) purchase of Federal Home Loan Bank advances, net	(11,600)	4,100
Proceeds from sale of common stock	—	525
(Decrease) increase in federal funds purchased	(560)	560

Net cash provided by financing activities	26,834	2,312

Increase (decrease) in cash and cash equivalents	951	(3,682)
Cash and cash equivalents at beginning of the year	7,983	11,665
Cash and cash equivalents at end of the year	$8,934	$7,983

(continued)

39

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows, Continued
(In thousands)

	Year Ended December 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,756	$931

Income taxes	$—	$—

Noncash transactions:
Change in accumulated other comprehensive loss, net change in unrealized loss on debt securities available for sale, net of income taxes	$125	$(80)

Transfer of debt securities from available for sale to held-to-maturity	$—	$7,945

Premises and equipment transferred to loans	$1,050	$—

Reclassification of stock compensation from other liabilities to common stock	$—	$615

Common stock issued and reclassified from other liabilities	$31	$—

Issuance of common stock in exchange for Trust Preferred Securities	$2,644	$905

Amortization of unrealized loss on debt securities transferred to held-to-maturity	$93	$55

Right-of -use lease assets obtained in exchange for operating lease liabilities	$1,144	$—

See Accompanying Notes to Consolidated Financial Statements.

40

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At December 31, 2019 and 2018 and for the Years Then Ended

(1)	Summary of Significant Accounting Policies

Organization. OptimumBank Holdings, Inc. (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”), a Florida-chartered commercial bank. The Company’s only business is the operation of the Bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of community banking services to individual and corporate customers through its three banking offices located in Broward County, Florida.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Junior Subordinated Debenture. In 2004, the Company formed OptimumBank Capital Trust I (the “Trust”) for the purposes of raising capital for the Bank through the sale of trust preferred securities. At that time, the Trust raised $5,155,000 through the sale of 5,000 trust preferred securities (the “Trust Preferred Securities”) to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a junior subordinated debenture from the Company (the “Junior Subordinated Debenture”). Under the Junior Subordinated Debenture, the Company is required to make interest payments on a periodic basis and to pay the outstanding principal amount plus accrued interest on October 7, 2034. The Company has been in default under the Junior Subordinated Debenture since 2015 due to its failure to make required interest payments. To date, neither the trustee nor the holders of the Trust Preferred Securities have accelerated the outstanding balance of the Junior Subordinated Debenture.

In May 2018, Preferred Shares, LLC (the “Purchaser”) acquired all 5,000 of the Trust Preferred Securities from a third party. The Purchaser is an affiliate of a director of the Company. The Purchaser has subsequently sold or transferred 2,575 of the Trust Preferred Securities to third parties.

During the third quarter of 2018, the holders of 694 Trust Preferred Securities agreed to transfer these Trust Preferred Securities to the Company in exchange for 301,778 shares of the Company’s common stock. These shares were issued at a value of $3.00. In December 2019, the holders of an additional 1,881 Trust Preferred Securities agreed to transfer these Trust Preferred Securities to the Company in exchange for 924,395 shares of the Company’s common stock pursuant to a tender offer made by the Company. These shares were issued at a value of $2.86.

For accounting purposes, the Trust Preferred Securities acquired by the Company have been cancelled. As a result, in 2018, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount. In 2019, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased stockholders’ equity by the same amount.

The Company’s total acquisition of 2,575 Trust Preferred Securities in 2018 and 2019 was recorded as a principal and accrued interest reduction associated with the Junior Subordinated Debenture. The remaining principal owed by the Company in connection with the Junior Subordinated Debenture is $2,580,000 and $4,461,000 at December 31, 2019 and 2018, respectively. The remaining accrued interest owed by the Company associated with the Junior Subordinated Debenture is $995,000 and $1,475,000 at December 31, 2019 and 2018, respectively, is presented on the accompanying consolidated balance sheet under the caption “other liabilities”.

The outstanding 2,425 Trust Preferred Securities continue to be in default. However, the Purchaser, as the owner of all of the outstanding Trust Preferred Securities, has provided the Company with written representation not to accelerate the principal and accrued interest amounts due under the Junior Subordinated Debenture within the next twelve months from the date this Annual Report, Form 10-K as of and for the year ended December 31, 2019, is filed with the Securities and Exchange Commission.

The Company is planning to acquire additional Trust Preferred Securities in 2020 in exchange for shares of its common stock, although it has not yet entered into any agreement or commitment with respect to such an exchange.

Use of Estimates. In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of the deferred tax asset.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which have original maturities of ninety days or less.

The Company may be required by law or regulation to maintain cash reserves in the form of vault cash or deposit with Federal Reserve Banks or in Pass-through accounts with other banks. At December 31, 2019 and 2018, there were no required cash reserves.

(continued)

41

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Debt Securities. Debt securities may be classified as trading, held to maturity or available for sale. Trading debt securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading debt securities are included immediately in operations. Held-to-maturity debt securities are those which management has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale debt securities consist of debt securities not classified as trading debt securities nor as held to maturity debt securities. Unrealized holding gains and losses on available for sale debt securities are reported as a net amount in accumulated other comprehensive loss in stockholders’ equity until realized. Gains and losses on the sale of available for sale debt securities are determined using the specific-identification method. Premiums and discounts on debt securities are recognized in interest income using the interest method over the period to maturity.

Management evaluates debt securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. A debt security is impaired if the fair value is less than its carrying value at the financial statement date. When a debt security is impaired, the Company determines whether this impairment is temporary or other-than-temporary. In estimating other-than-temporary impairment (“OTTI”) losses, management assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a debt security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in operations. For debt securities that do not meet the aforementioned criteria, the amount of impairment recognized in operations is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. Management utilizes cash flow models to segregate impairments to distinguish between impairment related to credit losses and impairment related to other factors. To assess for OTTI, management considers, among other things, (i) the severity and duration of the impairment; (ii) the ratings of the debt security; (iii) the overall transaction structure (the Company’s position within the structure, the aggregate, near-term financial performance of the underlying collateral, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, and discounted cash flows); and (iv) the timing and magnitude of a break in modeled cash flows.

Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Commitment fees and loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the years ended December 31, 2019 and 2018.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

42

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, Continued

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loans are lower than the carrying value of those loans. The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding three years. The historical loss experience is adjusted for the risks by each portfolio segment. Risk factors impacting loans in each of the portfolio segments include: economic trends and conditions; experience, ability and depth of lending management; national and local political environment; industry conditions and trends in charge-offs; and other trends or uncertainties that could affect management’s estimate of probable losses.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis, by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

Premises and Equipment. Land is stated at cost. Buildings and improvements, furniture, fixtures, equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful life of each type of asset or lease term, if shorter.

Preferred Securities of Unconsolidated Subsidiary Trust. The Company owns all of the common interests of OptimumBank Holdings Capital Trust I (the “Trust”), an unconsolidated subsidiary trust. The Trust used the proceeds from the sale of $5,000,000 of its Trust Preferred Securities and $155,000 from the issuance of common interests in the Trust to acquire a $5,155,000 Junior Subordinated Debenture issued by the Company. The Junior Subordinated Debenture and certain capitalized costs associated with the issuance of the securities comprise the Trust’s only assets, Interest payments on the Junior Subordinated Debenture are intended to finance the distributions paid on the Trust Preferred Securities. The Company recorded the Junior Subordinated Debenture as a liability under the heading “Junior Subordinated Debenture” and its ownership of the common interests in the Trust under the heading “Other Assets” in the accompanying consolidated balance sheets (See Note 7).

The Company has entered into agreements which, taken collectively, fully and unconditionally guarantee the preferred securities of the Trust subject to the terms of the guarantee.

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder, (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

43

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Income Taxes. There are two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company provides reserves for potential payments of tax related to uncertain tax positions. These reserves are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized following resolution of any potential contingencies present related to the tax benefit. Potential interest and penalties associated with such uncertain tax positions are recorded as a component of income tax expense. See Note 8 for additional details.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company and the Bank file a consolidated income tax return. Income taxes are allocated proportionately to the Company and the Bank as though separate income tax returns were filed.

Advertising. The Company expenses all media advertising as incurred. Media advertising expense included in other noninterest expenses in the accompanying consolidated statements of operations was approximately $18,000 and $40,000 during the years ended December 31, 2019 and 2018, respectively.

Stock Compensation Plan. The Company has adopted the fair value recognition method and expenses the fair value of any stock options as they vest. Under the fair value recognition method, the Company recognizes stock-based compensation in the accompanying consolidated statements of operations.

(Loss) Earnings Per Share. Basic (loss) earnings per share is computed on the basis of the weighted-average number of common shares outstanding. In 2019, basic and diluted loss per share is the same due to the net loss incurred by the Company. In 2018, basic and diluted earnings per share is the same as there were no outstanding potentially dilutive securities. (Loss) earnings per common share has been computed based on the following:

	Year Ended December 31,
	2019	2018
Weighted-average number of common shares outstanding used to calculate basic and diluted (loss) earnings per common share	1,901,970	1,493,303

44

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Company may enter into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets measured at fair value:

Debt Securities Available for Sale and Held to Maturity. Where quoted prices are available in an active market, debt securities are classified within Level 1 of the valuation hierarchy. Level 1 debt securities include highly liquid government bonds and certain mortgage products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain mortgage-backed debt securities and U.S. Government and agency debt securities.

Impaired Loans. The Company’s impaired loans are normally collateral dependent and, as such, are carried at the lower of the Company’s net recorded investment in the loan or fair market value of the collateral less estimated selling costs. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

45

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments disclosed herein:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value (Level 1).

Debt Securities. Fair values for debt securities are based on the framework for measuring fair value established by GAAP (Level 2).

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate loans, including fixed-rate residential and commercial real estate and commercial loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality (Level 3).

Federal Home Loan Bank Stock. Fair value of the Company’s investment in Federal Home Loan Bank stock is based on its redemption value, which is its cost of $100 per share (Level 3).

Accrued Interest Receivable. The carrying amount of accrued interest approximates its fair value (Level 3).

Deposit Liabilities. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits (Level 3).

Federal Home Loan Bank Advances. Fair values of Federal Home Loan Bank advances are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowings (Level 3).

Federal Funds Purchased. The carrying amount of federal funds purchased approximates its fair value (Level 1).

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing (Level 3).

Comprehensive (loss) income. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net (loss) earnings. Although certain changes in consolidated assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items along with net (loss) earnings, are components of comprehensive (loss) income.

Accumulated other comprehensive loss consists of the following (in thousands):

	December 31, 2019	December 31, 2018

Unrealized loss on securities available for sale	$11	$(64)
Unamortized portion of unrealized loss related to debt securities available for sale transferred to debt securities held-to-maturity	(284)	(377)
Income tax benefit	68	111

	$(205)	$(330)

46

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Reclassifications. Certain amounts have been reclassified to allow for consistent presentation in the years presented.

Recent Pronouncements. In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-02, Leases (Topic 842). ASU 2016-02 is intended to improve financial reporting of leasing transactions by requiring organizations that lease assets to recognize assets and liabilities for the rights and obligations created by leases on the consolidated balance sheet. The Company adopted ASU 2016-02 on January 1, 2019. Our only lease at the adoption date was an operating lease for a branch location that has a 5 year term, commenced in December 2017, does not offer any options to extend, and does contain a rent escalation clause. The effect of this ASU increased total assets by $281,000 and total liabilities by $281,000, at the adoption date. During June 2019, the Company entered into another operating lease agreement which commenced in September 2019, has a 10 year term, does not offer any options to extend, and does contain a rent escalation clause. This resulted in an additional increase to total assets of $863,000 and total liabilities of $863,000.

In June 2016, the FASB issued ASU No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Company. The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the consolidated financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022 as the FASB approved delaying the initially anticipated effective date January 1, 2020. Early adoption is permitted. The Company is in the process of determining the effect of the ASU on its consolidated financial statements.

(continued)

47

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(2) Debt Securities. Debt Securities have been classified according to management’s intent. The carrying amount of debt securities and approximate fair values are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2019:
Held-to-maturity:
Collateralized mortgage obligations	$4,218	$129	—	$4,347
Mortgage-backed securities	1,588	51	—	1,639
Total	$5,806	$180	—	$5,986
Available for sale:
SBA Pool Securities	$1,734	$—	$(52)	$1,682
Collateralized mortgage obligations	998	18	—	1,016
Mortgage-backed securities	2,666	45	—	2,711
Total	$5,398	$63	$(52)	$5,409

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2018:
Held-to-Maturity:
Collateralized mortgage obligations	$5,183	$25	$(4)	$5,204
Mortgage-backed securities	1,956	15	—	1,971
Total	$7,139	$40	$(4)	$7,175
Available for Sale -
SBA Pool Securities	$2,423	$—	$(64)	$2,359

In April 2018, the bank transferred debt securities of $7,945,000 from the available-for-sale category to the held-to-maturity category at their then fair values resulting in unrealized losses of $432,000. The unrealized loss was recorded in stockholders’ equity net of amortization and net of tax and is being amortized over the remaining term of the securities. At December 31, 2019, and 2018, $148,000 and $55,000, respectively, has been amortized.

There were no sales of debt securities available for sale during the years ended December 31, 2019 and 2018.

Securities with gross unrealized losses, aggregated by investment category and length of time that individual debt securities have been in a continuous loss position, is as follows (in thousands):

	At December 31, 2019
	Over Twelve Months		Less Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

Available for Sale —
SBA Pool Securities	$52	1.682	-	-

	At December 31, 2018
	Over Twelve Months		Less Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

Held-to-maturity —
Collateralized mortgage obligations	$4	$1,361	$—	$—
Available for Sale —
SBA Pool Securities	$24	$829	$40	$1,530

(continued)

48

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(2) Debt Securities, Continued. Management evaluates debt securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2019 and 2018, the unrealized losses on six and seven investment debt securities, respectively were caused by market conditions. It is expected that the debt securities would not be settled at a price less than the book value of the investments. Because the decline in fair value is attributable to market conditions and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Available-for-sale debt securities measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

At December 31, 2019 –
SBA Pool Securities	$1,682	$—	$1,682	—
Collateralized mortgage obligations	1,016	—	1,016	—
Mortgage-backed securities	2,711	—	2,711	—
Total	5,409	—	$5,409	—

At December 31, 2018 –
SBA Pool Securities	$2,359	$—	$2,359	$—

During the years ended December 31, 2019 and 2018, no debt securities were transferred in or out of Level 1, 2 or 3.

As of December 31, 2019, the Company had pledged securities with a market value of $363,000 as collateral for the Federal Reserve Bank (the “FRB”) discount window.

The Company’s available-for-sale and held-to-maturity debt securities all have contractual maturity dates which are greater than ten years as of December 31, 2019. Expected maturities of these debt securities will differ from contractual maturities because borrowers have the right to call or repay obligations with or without call or prepayment penalties.

(continued)

49

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans. The components of loans are as follows (in thousands):

	At December 31, 2019	At December 31, 2018

Residential real estate	$28,266	$27,204
Multi-family real estate	8,396	8,195
Commercial real estate	55,652	34,971
Land and construction	2,496	3,661
Commercial	4,476	4,997
Consumer	4,903	260

Total loans	104,189	79,288

Add (deduct):
Net deferred loan fees, costs and premiums	53	155
Allowance for loan losses	(2,009)	(2,243)

Loans, net	$102,233	$77,200

The Company grants the majority of its loans to borrowers throughout Broward County, Florida and portions of Palm Beach and Miami-Dade Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to repay their loans and meet their contractual obligations to the Company is dependent upon the economy in Broward, Palm Beach and Miami-Dade Counties, Florida.

(continued)

50

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued. An analysis of the change in the allowance for loan losses for the years ended December 31, 2019 and 2018 follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Unallocated	Total

Year Ended December 31, 2019:
Beginning balance	$544	88	545	37	850	25	154	2,243
(Credit) provision for loan losses	(36)	(6)	274	(40)	(277)	134	(128)	(79)
Charge-offs	—	—	(195)	—	—	(7)	—	(202)
Recoveries	23	—	—	24	—	—	—	47

Ending balance	$531	$82	$624	$21	$573	$152	$26	$2,009

Year Ended December 31, 2018:
Beginning balance	$641	$59	$759	$22	$55	$86	$2,369	$3,991
(Credit) provision for loan losses	(97)	29	(214)	(8)	795	(44)	(2,215)	(1,754)
Charge-offs	—	—	—	—	—	(25)	—	(25)
Recoveries	—	—	—	23	—	8	—	31

Ending balance	$544	$88	$545	$37	$850	$25	$154	$2,243

(continued)

51

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, continued.

The balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2019 and 2018 follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Unallocated	Total
At December 31, 2019:
Individually evaluated for impairment:
Recorded investment	$944	$—	$2,206	$—	$812	$—	$—	$3,962
Balance in allowance for loan losses	$258	$—	$—	$—	$531	$—	$—	$789

Collectively evaluated for impairment:
Recorded investment	$27,322	$8,396	$53,446	$2,496	$3,664	$4,903	$—	$100,227
Balance in allowance for loan losses	$273	$82	$624	$21	$42	$152	$26	$1,220

At December 31, 2018:
Individually evaluated for impairment:
Recorded investment	$954	$—	$3,861	$—	$1,928	$—	$—	$6,743
Balance in allowance for loan losses	$268	$—	$162	$—	$814	$—	$—	$1,244

Collectively evaluated for impairment:
Recorded investment	$26,250	$8,195	$31,110	$3,661	$3,069	$260	$—	$72,545
Balance in allowance for loan losses	$276	$88	$383	$37	$36	$25	$154	$999

(continued)

52

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued.

Residential Real Estate, Multi-Family Real Estate, Commercial Real Estate, Land and Construction. All loans are underwritten in accordance with policies set forth and approved by the Board of Directors (the “Board”), including repayment capacity and source, value of the underlying property, credit history and stability. Residential real estate loans are underwritten based on repayment capacity and source, value of the underlying property, credit history and stability. Multi-family and commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Company’s Board. Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Construction loans to borrowers finance the construction of owner occupied and leased properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sales information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial. Commercial business loans and lines of credit consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through its underwriting standards.

Consumer. Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. Also offered are home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts.

(continued)

53

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued. The following summarizes the loan credit quality (in thousands):

	Pass	OLEM (Other Loans Especially Mentioned)	Sub- standard	Doubtful	Loss	Total
At December 31, 2019:
Residential real estate	$27,322	$—	$944	$—	$—	$28,266
Multi-family real estate	8,396	—	—	—	—	8,396
Commercial real estate	53,011	435	2,206	—	—	55,652
Land and construction	1,261	1,235	—	—	—	2,496
Commercial	3,027	637	812	—	—	4,476
Consumer	4,903	—	—	—	—	4,903

Total	$97,920	$2,307	$3,962	$—	$—	$104,189

At December 31, 2018:
Residential real estate	$26,250	$—	$954	$—	$—	$27,204
Multi-family real estate	8,195	—	—	—	—	8,195
Commercial real estate	30,697	413	3,861	—	—	34,971
Land and construction	2,351	1,310	—	—	—	3,661
Commercial	2,362	707	1,928	—	—	4,997
Consumer	260	—	—	—	—	260

Total	$70,115	$2,430	$6,743	$—	$—	$79,288

Internally assigned loan grades are defined as follows:

Pass – a Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. These are loans that conform in all aspects to bank policy and regulatory requirements, and no repayment risk has been identified.

OLEM – an Other Loan Especially Mentioned has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date.

Substandard – a Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Included in this category are loans that are current on their payments, but the Bank is unable to document the source of repayment. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – a loan classified as Doubtful has all the weaknesses inherent in one classified as Substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company charges off any loan classified as Doubtful.

Loss – a loan classified as Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company fully charges off any loan classified as Loss.

(continued)

54

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued. Age analysis of past due loans at December 31, 2019 is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2019:
Residential real estate	$944	$—	$—	$944	$27,322	$—	$28,266
Multi-family real estate	—	—	—	—	8,396	—	8,396
Commercial real estate	—	—	—	—	55,652	—	55,652
Land and construction	1,235	—	—	1,235	1,261	—	2,496
Commercial	—	—	—	—	3,664	812	4,476
Consumer	—	—	—	—	4,903	—	4,903

Total	$2,179	$—	$—	$2,179	$101,198	$812	$104,189

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2018:
Residential real estate	$—	$—	$—	$—	$27,204	$—	$27,204
Multi-family real estate	—	—	—	—	8,195	—	8,195
Commercial real estate	—	—	—	—	33,591	1,380	34,971
Land and construction	—	—	—	—	3,661	—	3,661
Commercial	—	—	—	—	4,997	—	4,997
Consumer	—	—	—	—	260	—	260

Total	$—	$—	$—	$—	$77,908	$1,380	$79,288

The following summarizes the amount of impaired loans (in thousands):

	At December 31, 2019			At December 31, 2018
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Commercial real estate	$2,206	$2,206	—	$2,259	$2,259	$—
Commercial	—	—	—	1,114	1,114	—

With related allowance recorded:
Residential real estate	944	944	258	954	954	268
Commercial real estate	—	—	—	1,602	1,602	162
Commercial	812	812	531	814	814	814

Total
Residential real estate	$944	$944	$258	$954	$954	$268
Commercial real estate	$2,206	$2,206	$—	$3,861	$3,861	$162
Commercial	$812	$812	$531	$1,928	$1,928	$814

Total	$3,962	$3,962	$789	$6,743	$6,743	$1,244

(continued)

55

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued. The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	For the Year Ended December 31,
	2019			2018
	Average Recorded Investment	Interest Income Recognized	Interest Income Received	Average Recorded Investment	Interest Income Recognized	Interest Income Received

Residential real estate	$949	$75	$69	$981	$76	$76
Commercial real estate	$2,672	$115	$113	$677	$25	$25
Commercial	$1,208	$43	$48	$1,638	$86	$86

Total	$4,829	$233	$230	$3,296	$187	$187

The restructuring of a loan constitutes a troubled debt restructuring (“TDR”) if the creditor grants a concession to the debtor that it would not otherwise consider in the normal course of business. A concession may include an extension of repayment terms which would not normally be granted, a reduction in interest rate or the forgiveness of principal and/or accrued interest. All TDRs are evaluated individually for impairment on a quarterly basis as part of the allowance for loan losses calculation. TDRs entered into during the year ended December 31, 2019 were as follows (in thousands):

		Pre-	Post-	Current
		Modification	Modification	Modification
	Number	Outstanding	Outstanding	Outstanding
	of	Recorded	Recorded	Recorded
	Contracts	Investment	Investment	Investment

Troubled Debt Restructurings -
Modified payment schedule
Commercial	2	$812	$812	$812

At December 31, 2019, the Company has $812,000 in loans identified as TDRs. There were no TDRs entered into during the past 12 months that subsequently defaulted during the years ended December 31, 2019 and 2018.

(4)	Premises and Equipment

A summary of premises and equipment follows (in thousands):

	At December 31,
	2019	2018
Land	$426	$1,171
Buildings and improvements	654	2,123
Furniture, fixtures and equipment	664	684
Leasehold improvements	367	127

Total, at cost	2,111	4,105

Less accumulated depreciation and amortization	(722)	(1,437)

Premises and equipment, net	$1,389	$2,668

The Company sold one of its branch locations to a related party. The related party is a significant stockholder. The sale was completed in November 2019 for $1,400,000. The Company financed $1,050,000 of the total sales price. In connection with the sale, the Company recorded a loss in the consolidated statement of operations of $215,000 in November 2019.

The Company entered into an operating lease agreement for the purpose of relocating the aforementioned branch. The lease for the new location commenced during September 2019.

In November 2019, the Company entered into an agreement to sell one of its branch locations for $1,275,000. The agreement provides for a due diligence period of ninety days with an option to extend this period for up to an additional two hundred ten days.

(continued)

56

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(5)	Leases. We adopted ASU 2016-02, Leases on January 1, 2019, which initially resulted in the recognition of one operating lease on the consolidated balance sheet in 2019 and forward. See Note 1 – Recent Pronouncements for more information on the adoption of the ASU. We determine if a contract contains a lease at inception and recognize operating lease right-of-use assets and operating lease liabilities based on the present value of the future minimum lease payments at the adoption date. Accordingly, the Company recognized an additional operating lease right-of-use asset and operating lease liability that amounted to $863,000. As our leases do not provide implicit rates, we use our incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease agreements that have lease and non-lease components, are accounted for as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

The Company’s operating lease obligation is for two of the Company’s branch locations. Our leases have a weighted-average remaining lease term of approximately 8.4 years and do not offer options to extend the leases. The components of lease expense and other lease information are as follows (in thousands):

	For the year ended December 31,
	2019	2018

Operating lease cost	$99		$90
Cash paid for amounts included in measurement of lease liabilities	$93	$	N/A

N/A – Not applicable during 2018. The Company adopted ASU 2016-02 Leases on January 1, 2019.

At December 31, 2019

Operating lease right-of-use assets	$1,055
Operating lease liabilities	$1,061
Weighted-average remaining lease term	8.4 years
Weighted-average discount rate	2.1%

Future minimum lease payments under non-cancellable leases, reconciled to our discounted operating lease liabilities are as follows (in thousands):

At December 31, 2019
2020	$158
2021	$163
2022	$161
2023	$92
2024	$94
Thereafter	$488
Total future minimum lease payments	$1,156
Less imputed interest	$(95)
Total operating lease liability	$1,061

57

(6)	Deposits

The aggregate amount of time deposits with a minimum denomination of $250,000 was approximately $4.9 and $2.7 million at December 31, 2019 and 2018, respectively.

A schedule of maturities of time deposits at December 31, 2019 follows (in thousands):

Year Ending December 31,	Amount
2020	$32,403
2021	1,548
2022	924
2023	237
2024	240
$35,352

(7)	Federal Home Loan Bank Advances, Other Available Credit and Junior Subordinated Debenture

The maturities and interest rates on the Federal Home Loan Bank (“FHLB”) advances were as follows (dollars in thousands)

Maturity
Year Ending	Interest	At December 31,
December 31,	Rate	2019	2018
2019	1.60 - 2.65%	$—	$19,600
2021	1.68%	5,000	5,000
2024	1.96%	4,000	—
2029	1.69%	4,000	—

		$13,000	$24,600

At December 31, 2019, one FHLB advance in the amount of $5.0 million had a fixed interest rate, and two FHLB Advances were structured advances with potential calls on a quarterly basis.

At December 31, 2019, the FHLB advances were collateralized by a blanket lien requiring the Company to maintain certain first mortgage loans as pledged collateral. The Company has remaining credit availability of $16.6 million which can be used if additional collateral is pledged. At December 31, 2019, the Company had loans pledged with a carrying value of $33.8 million as collateral for FHLB advances.

At December 31, 2019, the Company also had lines of credit amounting to $9.5 million with four correspondent banks to purchase federal funds. The Company also has a line of credit with the Federal Reserve Bank under which the Company may draw up to $350,000. The line is secured by $360,000 in securities. There were no federal funds purchased outstanding at December 31, 2019. There were $560,000 of federal funds purchased outstanding at December 31, 2018.

Junior Subordinated Debenture. In 2004, the Company formed OptimumBank Capital Trust I (the “Trust”) for the purposes of raising capital for the Bank through the sale of trust preferred securities. At that time, the Trust raised $5,155,000 through the sale of 5,000 trust preferred securities (the “Trust Preferred Securities”) to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a junior subordinated debenture from the Company (the “Junior Subordinated Debenture”). Under the Junior Subordinated Debenture, the Company is required to make interest payments on a periodic basis and to pay the outstanding principal amount plus accrued interest on October 7, 2034. The interest rate was fixed at 6.40% for the first five years, and thereafter, the coupon rate floats quarterly at the three-month LIBOR rate plus 2.45% (4.32% at December 31, 2019). The Junior Subordinated Debenture is redeemable in certain circumstances. The terms of the Debenture allow the Company to defer payments of interest on the Junior Subordinated Debenture by extending the interest payment period at any time during the term of the Junior Subordinated Debenture for up to twenty consecutive quarterly periods.

Beginning in 2010, the Company exercised its right to defer payment of interest on the Debenture. The Company has deferred interest payments with respect to the Debenture for the maximum allowable twenty consecutive quarterly payments. The Trustee for the Debenture and the beneficial owners of the Debenture can accelerate the outstanding principal balance plus accrued and unpaid interest, as a result of this default. The Company has been in default under the Junior Subordinated Debenture since 2015 due to its failure to make required interest payments. To date, neither the trustee nor the holders of the Trust Preferred Securities have accelerated the outstanding balance of the Junior Subordinated Debenture.

In May 2018, Preferred Shares, LLC (the “Purchaser”) acquired all 5,000 of the Trust Preferred Securities from a third party. The Purchaser is an affiliate of Moishe Gubin, a director of the Company. The Purchaser has subsequently sold or transferred 2,575 of the Trust Preferred Securities to third parties.

During the third quarter of 2018, the holders of 694 Trust Preferred Securities agreed to transfer these Trust Preferred Securities to the Company in exchange for 301,778 shares of the Company’s common stock. These shares were issued at a value of $3.00. In December 2019, the holders of an additional 1,881 Trust Preferred Securities agreed to transfer these Trust Preferred Securities to the Company in exchange for 924,395 shares of the Company’s common stock pursuant to a tender offer made by the Company. These shares were issued at a value of $2.86.

For accounting purposes, the Trust Preferred Securities acquired by the Company have been cancelled. As a result, in 2018, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount. In 2019, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased stockholders’ equity by the same amount.

The Company’s total acquisition of 2,575 Trust Preferred Securities in 2018 and 2019 was recorded as a principal and accrued interest reduction associated with the Junior Subordinated Debenture. The remaining principal owed by the Company in connection with the Junior Subordinated Debenture is $2,580,000 and $4,461,000 at December 31, 2019 and 2018, respectively. The remaining accrued interest owed by the Company associated with the Junior Subordinated Debenture is $995,000 and $1,475,000 at December 31, 2019 and 2018, respectively, is presented on the accompanying consolidated balance sheet under the caption “other liabilities”.

The outstanding 2,425 Trust Preferred Securities continue to be in default. However, the Purchaser, as the owner of all of the outstanding Trust Preferred Securities, has provided the Company with written representation not to accelerate the principal and accrued interest amounts due under the Junior Subordinated Debenture within the next twelve months from the date this Annual Report, Form 10-K as of and for the year ended December 31, 2019, is filed with the Securities and Exchange Commission.

The Company is planning to acquire additional Trust Preferred Securities in 2020 in exchange for shares of its common stock, although it has not yet entered into any agreement or commitment with respect to such an exchange.

(continued)

58

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(8)	Financial Instruments

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	At December 31, 2019				At December 31, 2018
	Carrying Amount	Fair Value		Level	Carrying Amount	Fair Value		Level
Financial assets:
Cash and cash equivalents	$8,934	$8,934		1	$7,983	$7,983		1
Securities available for sale	5,409	5,409		2	2,359	2,359		2
Securities held-to-maturity	5,806	5,986		2	7,139	7,175		2
Loans	102,233	102,060		3	77,200	77,062		3
Federal Home Loan Bank stock	642	642		3	1,132	1,132		3
Accrued interest receivable	432	432		3	314	314		3

Financial liabilities:
Deposit liabilities	101,372	101,256		3	62,378	62,243		3
Federal Home Loan Bank advances	13,000	13,137		3	24,600	24,437		3
Junior subordinated debenture	2,580	N/A	(1)	3	4,461	N/A	(1)	3
Federal funds purchased	—	—		3	560	560		3
Off-balance sheet financial instruments	—	—		3	—	—		3

(1)	The Company is unable to determine value based on significant unobservable inputs required in the calculation. Refer to Note 6 for further information.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments. Standby letters of credit generally have expiration dates within one year.

Commitments to extend credit, unused lines of credit, and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk at December 31, 2019 follows (in thousands):

Commitments to extend credit	$2,200

Unused lines of credit	$2,020

Standby letters of credit	$1,550

(continued)

59

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(9)	Income Taxes

Income tax benefit consisted of the following (in thousands):

	Year Ended December 31,
	2019	2018
Current:
Federal	$—	$—
State	—	—

Total Current	—	—

Deferred:
Federal	(240)	182
State	(50)	38
Change in Valuation Allowance	238	(220)

Total Deferred	(52)	—

Total	$(52)	$—

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows (dollars in thousands):

	Year Ended December 31,
	2019		2018
	Amount	% of Pretax Loss	Amount	% of Pretax Loss

Income tax benefit at statutory rate	$(242)	21%	$167	21.00%
Increase (decrease) resulting from:
State taxes, net of Federal tax benefit	(50)	4.3%	38	4.77%
Other permanent differences	2	(0.2)%	15	1.88%
Change in valuation allowance	238	(20.7)%	(220)	(27.65)
	$(52)	4.4%	$—	—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$4299	$3,926
Premises and equipment	65	70
Nonaccrual loan interest	51	77
Lease Liability	269	—
Unrealized loss on available for sale securities	68	111
Other	1	54

Gross deferred tax assets	4,753	4,238
Less: Valuation allowance	3,810	3,572

Net deferred tax assets	943	666

Deferred tax liabilities:
Allowance for loan losses	(541)	(521)
Right of use lease assets	(267)	—
Loan costs	(67)	(34)
Total deferred tax liabilities	(875)	(555)
Net deferred tax asset	$68	$111

During the years ended December 31, 2019 and 2018, the Company assessed its earnings history and trend over the past year and its estimate of future earnings, and determined that it was more likely than not that the deferred tax assets would not be realized in the near term. Accordingly, a valuation allowance was recorded and maintained against the net deferred tax asset for the amount not expected to be realized in the future.

At December 31, 2019, the Company had net operating loss carryforwards of approximately $16.6 million for Federal tax purposes and $16.6 million for Florida tax purposes available to offset future taxable income. These carryforwards will begin to expire in 2029. A portion of the Federal and Florida net operating losses are subject to Internal Revenue Code Section 382 limitations.

(continued)

60

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(9)	Income Taxes, Continued

The Company files U.S. and Florida income tax returns. The Company is no longer subject to U.S. Federal or state income tax examinations by taxing authorities for years before 2016.

The Company regularly reviews its tax positions in each significant taxing jurisdiction in the process of evaluating its unrecognized tax benefits. The Company makes adjustments to its unrecognized tax benefits when: (i) facts and circumstances regarding a tax position change, causing a change in management’s judgment regarding that tax position; (ii) a tax position is effectively settled with a tax authority at a differing amount; and/or (iii) the statute of limitations expires regarding a tax position. The Company does not expect a change in unrecognized tax benefits in the next year.

61

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(10)	Related Party Transactions

The Company has entered into transactions with its executive officers, directors and their affiliates in the ordinary course of business.

During 2019, the Company incurred approximately $63,000 in legal fees payable to a law firm owned by a director.

At December 31, 2019 and 2018, related parties had approximately $828,000 and $1,147,000, respectively, on deposit with the Company.

At December 31, 2019, all of the outstanding Trust Preferred Securities were held by a company affiliated with a director of the Company.

There were no loans to related parties as of December 31, 2019 or 2018.

As disclosed in Note 4, the Company sold one of its branch locations to a related party.

(11)	Stock-Based Compensation

The Company is authorized to grant stock options, stock grants and other forms of equity-based compensation under its 2011 Equity Incentive Plan as amended (the “2011 Plan”) and its 2018 Equity Incentive Plan (the “2018 Plan”). Both plans have been approved by shareholders. The Company is authorized to issue up to 210,000 shares of common stock under the 2011 Plan of which all have been issued, and up to 250,000 shares of common stock under the 2018 Plan, of which 157,190 have been issued, and 92,810 shares remain available for grant.

In 2018, the Company elected to treat the sale of 20,814 shares of common stock to a director of the Company, and the issuance of 79,186 shares of common stock in exchange for 7 shares of the Company’s preferred stock held by a director in April 2018, as equity-compensation under the 2018 Plan. Please refer to the Company’s Forms 8-K filed with the Securities and Exchange Commission on November 16, 2018 and January 10, 2019 for further details.

During the year ended December 31, 2017, the Company accrued compensation expense of $8,858 with respect to 2,821 shares to be issued to directors at a value of $3.14 per share on account of director’s fees accrued during the first quarter of 2017. These shares were issued in 2018.

During the year ended December 31, 2018, the Company accrued compensation expense of $200,000 with respect to 36,101 shares issued to a director for services performed in 2018. The Company had previously accrued compensation expense of $200,000 in 2016 and 2017 for services performed. The Company had previously agreed to issue 105,820 shares to this director for services performed in 2016 and 2017. All shares were issued in 2018.

During the year ended December 31, 2019, the Company recorded compensation expense of $201,000 with respect to 58,309 shares issued to a director for services performed.

(12) Regulatory Matters. The Bank is subject to various regulatory capital requirements administered by the bank regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

(continued)

62

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(12) Regulatory Matters, Continued

The Bank is subject to the Basel III capital level threshold requirements under the Prompt Corrective Action regulations with full compliance phased in over a multi-year schedule. These new regulations were designed to ensure that banks maintain strong capital positions even in the event of severe economic downturns or unforeseen losses.

The Bank is subject to the capital conservation buffer rules which place limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers. In order to avoid these limitations, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of December 31, 2019, the Bank’s capital conservation buffer exceeds the minimum requirements of 2.50%.

Written Agreement between the Company and the Federal Reserve Bank of Atlanta (“FRB”). In June 2010, the Company and the FRB entered into a Written Agreement with respect to certain aspects of the operation and management of the Company. On September 11, 2019, the FRB notified the Company that the Written Agreement was terminated based upon the improvements noted at the June 7, 2019 off-site review.

Memorandum of Understanding between the Bank, the FDIC and Florida Office of Financial Regulation. In August 2018, the Bank agreed to the issuance of a Memorandum of Understanding (the “MOU”), with the FDIC and Florida Office of Financial Regulation. The MOU required the Bank to take certain measures to improve its safety and soundness. By agreeing to the MOU, the Bank was released from an earlier Consent Order that had become effective in 2016. In June 2019, the MOU was terminated by FDIC and Florida Office of Financial Regulation due to the progress made by the Bank in addressing the requirements of the MOU.

The following table shows the Bank’s capital amounts and ratios and regulatory thresholds at December 31, 2019 and 2018 (dollars in thousands):

	Actual		For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2019:
Total Capital to Risk-Weighted Assets	$12,212	12.03%	$8,124	8.00%	$10,154	10.00%
Tier I Capital to Risk-Weighted Assets	10,934	10.77	6,093	6.00	8,124	8.00
Common equity Tier I capital to Risk-Weighted Assets	10,934	10.77	4,569	4.50	6,600	6.50
Tier I Capital to Total Assets	10,934	8.73	5,010	4.00	6,263	5.00

As of December 31, 2018:
Total Capital to Risk-Weighted Assets	$12,155	15.86%	$6,132	8.00%	$7,665	10.00%
Tier I Capital to Risk-Weighted Assets	11,181	14.59	4,599	6.00	6,132	8.00
Common equity Tier I capital to Risk-Weighted Assets	11,181	14.59	3,449	4.50	4,983	6.50
Tier I Capital to Total Assets	11,181	11.68	3,828	4.00	4,785	5.00

63

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(13) Dividends.

The Company is limited in the amount of cash dividends that may be paid. Banking regulations place certain restrictions on dividends and loans or advances made by the Bank to the Company. The amount of cash dividends that may be paid by the Bank to the Company is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Company must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the Company could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

(14) Contingencies.

Various claims also arise from time to time in the normal course of business. In the opinion of management, none have occurred that will have a material effect on the Company’s consolidated financial statements.

(15) Retirement Plans.

The Company has a 401(k) Profit Sharing plan covering all eligible employees who are over the age of twenty-one and have completed one year of service. The Company may make a matching contribution each year. The Company did not make any matching contributions in connection with this plan during the years ended December 31, 2019 or 2018.

(continued)

64

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(16)	Fair Value Measurement

Impaired collateral-dependent loans are carried at fair value when the current collateral value is lower than the carrying value of the loan. Those impaired collateral-dependent loans which are measured at fair value on a nonrecurring basis are as follows (in thousands):

	At December 31, 2019
	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded in Operations For the Year Ended December 31, 2019
Residential real estate	$686	$—	$—	$686	$258	$—

	At December 31, 2018
	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded in Operations For the Year Ended December 31, 2018
Residential real estate	$686	$—	$—	$686	$268	$—
Commercial real estate	1,312	—	—	1,312	71	—
	1,998	—	—	1,998	339	—

65

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(17)	Company Unconsolidated Financial Information

The Company’s unconsolidated financial information as of December 31, 2019 and 2018 and for the years then ended follows (in thousands):

Condensed Balance Sheets

	At December 31,
	2019	2018
Assets

Cash	$10	$245
Investment in subsidiary	10,730	10,851
Other assets	167	198

Total assets	$10,907	$11,294

Liabilities and Stockholders’ Equity

Other liabilities	$1,120	$1,527
Junior subordinated debenture	2,580	4,461
Stockholders’ equity	7,207	5,306

Total liabilities and stockholders’ equity	$10,907	$11,294

Condensed Statements of Operations

	Year Ended December 31,
	2019	2018
(Loss) earnings of subsidiary	$(246)	$1,604
Interest expense	(294)	(298)
Other expense	(560)	(510)

Net (loss) earnings	$(1,100)	$796

Condensed Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) earnings	$(1,100)	$796
Adjustments to reconcile net loss (earnings) to net cash used in operating activities:
Common stock issued as compensation for services	201	—
Equity in undistributed loss (earnings) of subsidiary	246	(1,604)
Increase in other liabilities	387	475
Decrease in other assets	31	2

Net cash used in operating activities	(235)	(331)

Cash flow from investing activities	—	—

Cash flow from financing activities –
Proceeds from sale of common stock	—	525

Net (decrease) increase in cash	(235)	194

Cash at beginning of the year	245	51

Cash at end of year	$10	$245

Noncash transactions:

Change in accumulated other comprehensive loss of subsidiary, net change in unrealized (loss) on debt securities available for sale, net of income taxes	$125	$(80)

Reclassification of stock compensation from other liabilities to common stock	—	615

Common stock issued and reclassified from other liabilities	31	—

Issuance of common stock in exchange for Trust Preferred Securities	2,644	905

66

(18)	Preferred Stock

Prior to 2016, the Company issued 7 shares of Series A Preferred Stock (the “Series A Preferred”) at a price of $25,000 per share to a director. Each share of the Series A Preferred had an initial liquidation preference of $25,000 per share and was entitled to cumulative dividends at the rate of 10% per annum, provided that no dividends would be declared, paid or set aside for payment to the extent such act would cause the Company to fail to comply with any applicable regulatory requirements. In April 2018, the Company issued 79,186 shares of Common Stock in exchange for the 7 outstanding shares of the Series A Preferred.

(19)	Bank Secrecy Act (“BSA”) Lookback Review

Under the terms of the Consent Order and the MOU, the Bank was ordered to perform a BSA lookback review by the FDIC. The review has been completed in 2019 with no negative results.

67

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

Critical Accounting Policies

The Company’s financial condition and results of operations are sensitive to accounting measurements and estimates of matters that are inherently uncertain. When applying accounting policies in areas that are subjective in nature, the Company must use its best judgment to arrive at the carrying value of certain assets. One of the most critical accounting policies applied by the Company is related to the valuation of its loan portfolio.

A variety of estimates impact the carrying value of the Company’s loan portfolio including the calculation of the allowance for loan losses, valuation of underlying collateral, the timing of loan charge-offs and the amount and amortization of loan fees and deferred origination costs.

The calculation of the allowance for loan losses is a complex process containing estimates which are inherently subjective and susceptible to significant revision as current information becomes available. The allowance is established and maintained at a level management believes is adequate to cover losses resulting from the inability of borrowers to make required payments on loans. Estimates for loan losses are determined by analyzing risks associated with specific loans and the loan portfolio, current trends in delinquencies and charge-offs, the views of the Company’s regulators, changes in the size and composition of the loan portfolio and peer comparisons. The analysis also requires consideration of the economic climate and direction, changes in the economic and interest rate environment which may impact a borrower’s ability to pay, legislation impacting the banking industry and economic conditions specific to the tri-county region the Bank serves in Southeast Florida. Because the calculation of the allowance for loan losses relies on the Company’s estimates and judgments relating to inherently uncertain events, results may differ from management’s estimates.

During the years ended December 31, 2019 and 2018, the Company assessed its earnings history and trend over each year and its estimate of future earnings, and determined that it was more likely than not that its deferred tax assets would not be realized in the near term. Accordingly, a valuation allowance was recorded and maintained against the net deferred tax asset for the amount not expected to be realized in the future.

The allowance for loan losses is also discussed as part of “Loan Portfolio, Asset Quality and Allowance for Loan Losses” and in Note 3 of Notes to the consolidated financial statements. The Company’s significant accounting policies are discussed in Note 1 of Notes to the consolidated financial statements.

Regulation and Legislation

As a state-chartered commercial bank, the Bank is subject to extensive regulation by the Florida Office of Financial Regulation, or Florida OFR, and the FDIC. The Bank files reports with the Florida OFR and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Florida OFR and the FDIC to monitor the Bank’s compliance with the various regulatory requirements. The Company is also subject to regulation and examination by the Federal Reserve Board of Governors.

Loan Portfolio, Asset Quality and Allowance for Loan Losses

The Bank’s primary business is making business loans. This activity may subject the Bank to potential loan losses, the magnitude of which depends on a variety of economic factors affecting borrowers which are beyond its control. The combination of stronger U.S. growth, the consumer boost from sharply lower crude oil prices and the aggressive monetary easing and weaker currencies outside of the United States should support improving conditions. With most of the Bank’s loans concentrated in south Florida, the decline in local economic conditions had previously adversely affected the values of the Bank’s real estate collateral, but these trends are reversing and are shown in the improvement in the Bank’s impaired loans and improved asset quality. As of December 31, 2019, the Bank’s impaired loans were approximately $4.0 million, or 3.8% of the gross loan portfolio.

68

The following table sets forth the composition of the Bank’s loan portfolio (in thousands):

	At December 31,
	2019		2018		2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total
				(dollars in thousands)

Residential real estate	$28,266	27.13%	$27,204	34.31%	$26,054	36.22%
Multi-family real estate	8,396	8.06	8,195	10.34	7,356	10.23
Commercial real estate	55,652	53.41	34,971	44.10	30,520	42.43
Land and construction	2,496	2.40	3,661	4.62	2,683	3.73
Commercial	4,476	4.30	4,997	6.30	4,522	6.29
Consumer	4,903	4.70	260	.33	794	1.10

Total loans	$104,189	100.00%	$79,288	100.00%	$71,929	100.00%

Add (deduct):
Net deferred loan costs and premiums	53		155		282
Allowance for loan losses	(2,009)		(2,243)		(3,991)

Loans, net	$102,233		$77,200		$68,220

The following table sets forth the activity in the allowance for loan losses (in thousands):

	Year Ended December 31,
	2019	2018	2017

Beginning balance	$2,243	$3,991	$3,915
Credit for loan losses	(79)	(1,754)	—
Loans charged off	(202)	(25)	(67)
Recoveries	47	31	143

Ending balance	$2,009	$2,243	$3,991

The allowance for loan losses represents management’s estimate of probable incurred losses inherent in the existing loan portfolio. The allowance for loan losses is increased (decreased) by the provision (credit) for loan losses charged to operations and reduced by loans charged off, net of recoveries. The allowance for loan losses represented 1.93% and 2.83% of the total loans outstanding at December 31, 2019 and 2018, respectively.

The Bank evaluates the allowance for loan losses on a regular basis. The allowance for loan losses is determined based on a periodic review of several factors: reviews and evaluation of individual loans, historical loan loss experiences, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

69

The allowance consists of two components. The first component consists of amounts specifically reserved (“specific allowance”) for specific loans identified as impaired, as defined by FASB Accounting Standards Codification No. 310 (“ASC 310”). Impaired loans are those loans that management has estimated will not be repaid as agreed upon. The Bank measures impairment on a loan by loan basis for all of its loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent. A loan may be impaired (i.e. not expected to be repaid as agreed), but may be sufficiently collateralized such that the Bank expects to recover all principal and interest eventually, and therefore no specific reserve is warranted.

The second component is a general reserve (“general allowance”) on all of the Bank’s loans, other than those identified as impaired. The Bank groups these loans into categories with similar characteristics and then applies a loss factor to each group which is derived from the Bank’s historical loss experience for that category adjusted for qualitative factors such as economic conditions and other trends or uncertainties that could affect management’s estimate of probable loss. The aggregate of these two components results in the Bank’s total allowance for loan losses.

The following table sets forth the Bank’s allowance for loan losses by loan type (dollars in thousands):

	At December 31,
	2019		2018		2017
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans

Residential real estate	$531	27.13%	$544	34.31%	$641	36.22%
Multi-family real estate	82	8.06	88	10.34	59	10.23
Commercial real estate	624	53.41	545	44.10	759	42.43
Land and construction	21	2.40	37	4.62	22	3.73
Commercial	573	4.30	850	6.30	55	6.29
Consumer	152	4.70	25	.33	86	1.10
Unallocated	26	-	154	—	2,369	—

Total allowance for loan losses	$2,009	100.00%	$2,243	100.00%	$3,991	100.00%

Allowance for loan losses as a percentage of total loans outstanding		1.93%		2.83%		5.55%

The following summarizes the amount of impaired loans (in thousands):

	December 31, 2019			December 31, 2018			December 31, 2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Residential real estate							$194	$217	$—
Commercial real estate	$2,206	$2,206	$—	$2,259	$2,259	$—	231	231	—
Commercial	—	—	—	1,114	1,114	—	—	—	—

With an allowance recorded -
Residential real estate	944	944	258	954	954	268	978	978	330
Commercial real estate	—	—	—	1,602	1,602	162	744	744	83
Commercial	812	812	531	814	814	814	—	—	—

Total:
Residential real estate	$944	$944	$258	$954	$954	$268	$1,172	$1,195	$330
Commercial real estate	$2,206	$2,206	$—	$3,861	$3,861	$162	$975	$975	$83
Commercial	$812	$812	$531	$1,928	$1,928	$814	$—	$—	$—
Total	$3,962	$3,962	$789	$6,743	$6,743	$1,244	$2,147	$2,170	$413

70

During 2019, 2018, and 2017, the average net investment in impaired loans and interest income recognized and received on impaired loans is as follows (in thousands):

	Year Ended December 31,
	2019	2018	2017

Average investment in impaired loans	$4,829	$3,296	$1,801
Interest income recognized on impaired loans	$233	$187	$278
Interest income received on a cash basis on impaired loans	$230	$187	$173

Liquidity and Capital Resources

Liquidity represents an institution’s ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. The Bank’s ability to respond to the needs of depositors and borrowers and to benefit from investment opportunities is facilitated through liquidity management.

The Bank’s primary sources of cash during the year ended December 31, 2019, were payments of principal and interest on loans made by the Bank to third parties, payments of principal and interest on debt securities held by the Bank and deposits made by third parties at the Bank. Cash was used primarily to fund loans and repay Federal Home Loan Bank of Atlanta (“FHLB”) advances. The Bank adjusts rates on its deposits to attract or retain deposits as needed. The Bank primarily obtains deposits from its market area.

The Bank may borrow funds from other financial institutions. The Bank is a member of the FHLB, which allows it to borrow funds under a pre-arranged line of credit equal to $29.6 million. As of December 31, 2019, the Bank had $13.0 million in borrowings outstanding from the Federal Home Loan Bank of Atlanta to facilitate lending and manage its asset and liability structure. At December 31, 2019, the Company also had lines of credit amounting to $9.5 million with four correspondent banks to purchase federal funds. The Company also has a line of credit with the Federal Reserve Bank under which the Company may draw up to $350,000. The line is secured by $360,000 in securities. There were no federal funds purchased outstanding at December 31, 2019. There were $560,000 of federal funds purchased outstanding at December 31, 2018.

Debt Securities

The Bank’s securities portfolio is comprised of SBA pool securities, mortgage backed securities and collateralized mortgage obligations. The securities portfolio is categorized as either “held-to-maturity” or “available for sale.” Debt Securities held-to-maturity represent those securities which the Company has the positive intent and ability to hold to maturity. These debt securities are carried at amortized cost. Debt Securities available for sale represent those investments which may be sold for various reasons including changes in interest rates and liquidity considerations. These debt securities are reported at fair market value and unrealized gains and losses are excluded from earnings and reported in other comprehensive loss.

The following table sets forth the amortized cost and fair value of the Bank’s securities portfolio (in thousands):

	Amortized Cost	Fair Value
At December 31, 2019:
Held-to-maturity:
Collateralized mortgage obligations	$4,218	$4,347
Mortgage backed Securities	1,588	1,639
Total	$5,806	$5,986
Available for sale:
SBA Pool Securities	$1,734	$1,682
Collateralized mortgage obligations	998	1,016
Mortgage backed Securities.	2,666	2,711
	$5,398	$5,409
At December 31, 2018:
Held-to-maturity:
Collateralized mortgage obligations	$5,183	$5,204
Mortgage backed securities	1,956	1,971
Total	$7,139	$7,175
Available for sale-
SBA Pool Securities	$2,423	$2,359

At December 31, 2017:
Securities available for sale:
Collateralized mortgage obligations	$8,806	$8,466
SBA Pool Securities	2,965	2,971
	$11,771	$11,437

71

The following table sets forth, by maturity distribution, certain information pertaining to the securities portfolio at amortized cost (dollars in thousands):

	After One Year Through Five Years	After Ten Years	Total	Yield

At December 31, 2019:
Collateralized mortgage obligation	$—	$5,216	$5,216	2.72%
Mortgage-backed Securities	—	4,254	4,254	2.56%
SBA Pool Securities	—	1,734	1,734	1.46%
	$—	$11,204	$11,204
At December 31, 2018:
Collateralized mortgage obligation	$—	$5,183	$5,183	2.09%
Mortgage - backed Securities		1,956	1,956	2.03%
SBA Pool Securities	—	$2,423	$2,423	2.67%

	$—	$9,562	$9,562
At December 31, 2017:
Collateralized mortgage obligation	$—	$8,806	$8,806	1.93%
SBA Pool Securities	—	2,965	2,965	2.50%

	$—	$11,771	$11,771

72

Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. The Bank’s market risk arises primarily from interest-rate risk inherent in its lending and deposit-taking activities. The Bank does not engage in securities trading or hedging activities and does not invest in interest-rate derivatives or enter into interest rate swaps.

The Bank may utilize financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in note 7 of notes to consolidated financial statements.

The Bank’s primary objective in managing interest-rate risk is to minimize the potential adverse impact of changes in interest rates on its net interest income and capital, while adjusting its asset-liability structure to obtain the maximum yield-cost spread on that structure. The Bank actively monitors and manages its interest-rate risk exposure by managing its asset and liability structure. However, a sudden and substantial increase in interest rates may adversely impact its earnings, to the extent that the interest-earning assets and interest-bearing liabilities do not change or reprice at the same speed, to the same extent, or on the same basis.

The Bank uses modeling techniques to simulate changes in net interest income under various rate scenarios. Important elements of these techniques include the mix of floating versus fixed-rate assets and liabilities, and the scheduled, as well as expected, repricing and maturing volumes and rates of the existing balance sheet.

Asset Liability Management

As part of its asset and liability management, the Bank has emphasized establishing and implementing internal asset-liability decision processes, as well as control procedures to aid in managing its earnings. Management believes that these processes and procedures provide us with better capital planning, asset mix and volume controls, loan-pricing guidelines, and deposit interest-rate guidelines, which should result in tighter controls and less exposure to interest-rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring an institution’s interest rate sensitivity “gap.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as the amount of rate sensitive assets less the amount of rate sensitive liabilities divided by total assets. A gap is considered positive when the amount of interest-rate sensitive assets exceeds interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would adversely affect net interest income, while a positive gap would result in an increase in net interest income. During a period of falling interest rates, a negative gap would result in an increase in net interest income, while a positive gap would adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the results of operations, the Bank’s management continues to monitor its assets and liabilities to better match the maturities and repricing terms of its interest-earning assets and interest-bearing liabilities. The Bank’s policies emphasize the origination of adjustable-rate loans, building a stable core deposit base and, to the extent possible, matching deposit maturities with loan repricing timeframes or maturities.

73

The following table sets forth certain information related to the Bank’s interest-earning assets and interest-bearing liabilities at December 31, 2019, that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

Gap Maturity / Repricing Schedule

	One Year or Less	More than One Year and Less than Five Years	More than Five Years and Less than Fifteen Years	Over Fifteen Years	Total
Loans (1):
Residential real estate loans	$11,084	$13,940	$2,142	$1,100	$28,266
Multi-family real estate loans	1,889	6,438	69	—	8,396
Commercial real estate loans	6,612	43,232	5,808	—	55,652
Land and construction	1,611	885	—	—	2,496
Commercial	3,700	776	—	—	4,476
Consumer	—	4,903	—	—	4,903

Total loans	24,896	70,174	8,019	1,100	104,189

Securities (2)	—	—	—	11,215	11,215
Interest-bearing deposits in banks	6,823	—	—	—	6,823
Federal Home Loan Bank stock	642	—	—	—	642

Total rate-sensitive assets	32,361	70,174	8,019	12,315	122,869

Deposit accounts (3):
Money-market deposits	48,092	—	—	—	48,092
Interest-bearing checking deposits	6,928	—	—	—	6,928
Savings deposits	455	—	—	—	455
Time deposits	32,403	2,949	—	—	35,352

Total deposits	87,878	2,949	—	—	90,827

Federal Home Loan Bank advances	—	9,000	4,000	—	13,000
Junior subordinated debenture	2,580	—	—	—	2,580
Total rate-sensitive liabilities	90,458	11,949	4,000	—	106,407

GAP (repricing differences)	$(58,097)	$58,225	$4,019	$12,315	$16,462

Cumulative GAP	$(58,097)	$128	$4,147	$16,462	$(37,360)

Cumulative GAP/total assets	(45.84)%	—	3.28%	12.99%

(1)	In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayment, according to their maturities.

(2)	Securities are scheduled through the repricing date.

(3)	Money-market, interest-bearing checking and savings deposits are regarded as readily accessible withdrawable accounts. All other time deposits are scheduled through the maturity dates.

The following table sets forth loan maturities by type of loan at December 31, 2019 (in thousands):

	One Year or Less	After One But Within Five Years	After Five Years	Total

Residential real estate	$862	$848	$26,556	$28,266
Multi-family real estate	—	—	8,396	8,396
Commercial real estate	2,176	6,776	46,700	55,652
Land and construction	1,235	885	376	2,496
Commercial	777	3,033	666	4,476
Consumer	—	4,903	—	4,903

Total	$5,050	$16,445	$82,694	$104,189

74

The following table sets forth the maturity or repricing of loans by interest type at December 31, 2019 (in thousands):

	One Year or Less	After One But Within Five Years	After Five Years	Total
Fixed interest rate	$4,238	$5,765	$6,973	$16,976
Variable interest rate	20,658	64,409	2,146	87,213

Total	$24,896	$70,174	$9,119	$104,189

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells real property subject to a mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage rates.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unused lines of credit, and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the consolidated balance sheet. The contractual amounts of those instruments reflect the extent of the Company’s involvement in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Since certain commitments expire without being drawn upon, the total committed amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary in order to extend credit, is based on management’s credit evaluation of the counterparty.

A summary of the contractual amounts of the Company’s off-balance sheet risk at December 31, 2019 follows (in thousands):

Commitments to extend credit	$2,200

Unused lines of credit	$2,020

Standby letters of credit	$1,550

The following is a summary of the Company’s contractual obligations, including certain on-balance sheet obligations, at December 31, 2019 (in thousands):

	Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Federal Home Loan Bank advances	$13,000	$—	$5,000	$4,000	$4,000
Junior subordinated debenture	2,580	—	—	—	2,580
Other borrowings	—	—	—	—	—
Operating lease liabilities	1,156	158	416	292	290

Total	$16,736	$158	$5,416	$4,292	$6,870

Deposits

Deposits traditionally are the primary source of funds for the Company’s use in lending, making investments and meeting liquidity demands. The Company has focused on raising time deposits primarily within its market area, which is the tri-county area of Broward, Miami-Dade and Palm Beach counties. However, the Company offers a variety of deposit products, which are promoted within its market area. Deposits increased $39.0 million in 2019.

75

The following table displays the distribution of the Company’s deposits at December 31, 2019, 2018 and 2017 (in thousands):

	2019		2018		2017
	Amount	% of Deposits	Amount	% of Deposits	Amount	% of Deposits
Noninterest-bearing demand deposits	$10,545	10.40	$9,638	15.45%	$12,632	19.36%
Interest-bearing demand deposits	6,928	6.83	20,450	32.79	4,782	7.33
Money-market deposits	48,092	47.44	5,675	9.10	16,498	25.28
Savings	455	.45	557	0.89	765	1.17

Subtotal	66,020	65.12	$36,320	58.23%	$34,677	53.14%

Time deposits:
0.00% – 0.99%	3,407	3.36	$2,669	4.28%	$6,849	10.50%
1.00% – 1.99%	5,172	5.11	10,113	16.21	23,582	36.14
2.00% – 2.99%	26,773	26.41	13,276	21.28	143	0.22

Total time deposits (1)	35,352	34.88	26,058	41.77	30,574	46.86

Total deposits	$101,372	100.00%	$62,378	100.00%	$65,251	100.00%

(1) Includes Individual Retirement Accounts (IRA’s) totaling $2,221,000 and $1,922,000 at December 31, 2019 and 2018, respectively, all of which are in the form of time deposits.

Time Deposits of $250,000 or more, or Jumbo Time Deposits, are generally considered a more unpredictable source of funds. The following table sets forth the Company’s maturity distribution of time deposits of $250,000 or more at December 31, 2019 and 2018 (in thousands):

	At December 31,
	2019	2018

Due three months or less	$1,378	$666
Due more than three months to six months	795	324
More than six months to one year	2,492	909
One to five years	258	760

Total	$4,923	$2,659

Analysis of Results of Operations

The Company’s profitability depends to a large extent on net interest income, which is the difference between the interest received on earning assets, such as loans and securities, and the interest paid on interest-bearing liabilities, principally deposits and borrowings. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (“interest-rate spread”) and the relative amounts of interest-earning assets and interest-bearing liabilities. The Company’s interest-rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. The Company’s results of operations are also affected by the provision for loan losses, operating expenses such as salaries and employee benefits, occupancy and other operating expenses including income taxes, and noninterest income such as loan prepayment fees.

76

The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income from interest-earning assets and the resultant average yield; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Average balances are based on average daily balances (dollars in thousands):

	Year Ended December 31,
	2019			2018			2017
		Interest	Average		Interest	Average		Interest	Average
	Average	And	Yield/	Average	And	Yield/	Average	And	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans	86,867	4,693	5.40%	$74,598	$3,912	5.24%	$75,894	$4,126	5.44%
Securities	11,465	245	2.14	10,494	232	2.21	18,054	366	2.03
Other interest-earning assets (1)	9,970	236	2.37	4,811	148	3.08	16,536	224	1.35

Total interest-earning assets/interest income	108,302	5,174	4.78	89,903	4,292	4.78%	110,484	4,716	4.27%

Cash and due from banks	2,130			1,676			1,171
Premises and equipment	2,915			2,676			2,618
Other assets	(983)			(1,985)			(3,480)

Total assets	112,364			$92,270			$110,793

Interest-bearing liabilities:
Savings, NOW and money-market deposits	44,494	805	1.81	$22,000	175	.80	$22,062	112	.51
Time deposits	30,733	698	2.27	23,032	335	1.45	50,367	562	1.11
Borrowings (4)	18,142	543	2.99	29,213	736	2.52	25,672	522	2.03

Total interest-bearing liabilities/interest expense	93,369	2,046	2.19	74,245	1,246	1.68	98,101	1,196	1.22

Noninterest-bearing demand deposits	11,557			11,893			6,551
Other liabilities	2,279			2,105			3,380
Stockholders’ equity	5,159			4,027			2,761

Total liabilities and stockholders’ equity	112,364			$92,270			$110,793

Net interest income		3,128			$3,046			$3,520

Interest rate spread (2)			2.59			3.10			3.05

Net interest margin (3)			2.89			3.39			3.19

Ratio of average interest-earning assets to average interest- bearing liabilities			1.16			1.21			1.13

(1)	Includes interest-earning deposits with banks, Federal funds sold and Federal Home Loan Bank stock dividends.

(2)	Interest rate spread represents the difference between average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3)	Net interest margin is net interest income divided by average interest-earning assets.

(4)	Includes Federal Home Loan Bank advances, junior subordinated debenture and securities sold under an agreement to repurchase.

77

Rate/Volume Analysis

The following tables set forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume) (in thousands):

	Year Ended December 31, 2019 versus 2018 Increases (Decreases) Due to Change In:
	Rate	Volume	Rate/ Volume	Total
Interest-earning assets:
Loans	$118	$643	$20	$781
Securities	(8)	22	(1)	13
Other interest-earning assets	(34)	159	(37)	88

Total interest-earning assets	76	824	(18)	882

Interest-bearing liabilities:
Savings, NOW and money-market	223	179	228	630
Time deposits	188	112	63	363
Other	138	(279)	(52)	(193)

Total interest-bearing liabilities	549	12	239	800

Net interest (expense) income	$(473)	$812	$(257)	$82

	Year Ended December 31, 2018 versus 2017 Increases (Decreases) Due to Change In:
	Rate	Volume	Rate/ Volume	Total
Interest-earning assets:
Loans	$(146)	$(70)	$2	$(214)
Securities	33	(153)	(14)	(134)
Other interest-earning assets	285	(159)	(202)	(76)

Total interest-earning assets	172	(382)	(214)	(424)

Interest-bearing liabilities:
Savings, NOW and money-market	63	0	0	63
Time deposits	171	(305)	(93)	(227)
Other	125	72	17	214

Total interest-bearing liabilities	359	(233)	(76)	50

Net interest income	$(187)	$(149)	$(138)	$(474)

78

Financial Condition as of December 31, 2019 Compared to December 31, 2018

The Company’s total assets at December 31, 2019, were $126.7 million, an increase of $27.3 million from December 31, 2018.

At December 31, 2019, the Bank had a Tier 1 leverage ratio of 8.73%, and a total risk-based capital ratio of 12.03%. The Company’s capital was enhanced during 2019 through the issuance of common stock, consisting of $31,000 which was reclassified from other liabilities, $201,000 from the issuance of common stock to a director as compensation for services, and $2.9 million from the issuance of common stock in exchange for Trust Preferred Securities.

Junior Subordinated Debenture. In 2004, the Company formed OptimumBank Capital Trust I (the “Trust”) for the purposes of raising capital for the Bank through the sale of trust preferred securities. At that time, the Trust raised $5,155,000 through the sale of 5,000 trust preferred securities (the “Trust Preferred Securities”) to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a junior subordinated debenture from the Company (the “Junior Subordinated Debenture”). Under the Junior Subordinated Debenture, the Company is required to make interest payments on a periodic basis and to pay the outstanding principal amount plus accrued interest on October 7, 2034. The Company has been in default under the Junior Subordinated Debenture since 2015 due to its failure to make required interest payments. To date, neither the trustee nor the holders of the Trust Preferred Securities have accelerated the outstanding balance of the Junior Subordinated Debenture.

In May 2018, Preferred Shares, LLC (the “Purchaser”) acquired all 5,000 of the Trust Preferred Securities from a third party. The Purchaser is an affiliate of a director of the Company. The Purchaser has subsequently sold or transferred 2,575 of the Trust Preferred Securities to third parties.

During the third quarter of 2018, the holders of 694 Trust Preferred Securities agreed to transfer these Trust Preferred Securities to the Company in exchange for 301,778 shares of the Company’s common stock. These shares were issued at a value of $3.00. In December 2019, the holders of an additional 1,881 Trust Preferred Securities agreed to transfer these Trust Preferred Securities to the Company in exchange for 924,395 shares of the Company’s common stock pursuant to a tender offer made by the Company. These shares were issued at a value of $2.86.

For accounting purposes, the Trust Preferred Securities acquired by the Company have been cancelled. As a result, in 2018, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount. In 2019, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased stockholders’ equity by the same amount.

The Company’s total acquisition of 2,575 Trust Preferred Securities in 2018 and 2019 was recorded as a principal and accrued interest reduction associated with the Junior Subordinated Debenture. The remaining principal owed by the Company in connection with the Junior Subordinated Debenture is $2,580,000 and $4,461,000 at December 31, 2019 and 2018, respectively. The remaining accrued interest owed by the Company associated with the Junior Subordinated Debenture is $995,000 and $1,475,000 at December 31, 2019 and 2018, respectively, is presented on the accompanying consolidated balance sheet under the caption “other liabilities”.

The outstanding 2,425 Trust Preferred Securities continue to be in default. However, the Purchaser, as the owner of all of the outstanding Trust Preferred Securities, has provided the Company with a written representation that it does not to accelerate the principal and accrued interest amounts due under the Junior Subordinated Debenture within the next twelve months from the date this Annual Report, Form 10-K as of and for the year ended December 31, 2019, is filed with the Securities and Exchange Commission.

The Company is planning to acquire additional Trust Preferred Securities in 2020 in exchange for shares of its common stock, although it has not yet entered into any agreement or commitment with respect to such an exchange.

Results of Operations for Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

General. Net losses of $1.1 million or $(.58) loss per basic and diluted share for the year ended December 31, 2019 compared to net earnings for the year ended December 31, 2018 of $796,000 or $.53 earnings per basic and diluted share.

Interest income. Interest income increased to $5.2 million for the year ended December 31, 2019 compared to $4.3 million for the year ended December 31, 2018. Interest on loans increased by $781,000 due to an increase in average balance of loans in 2019 compared to 2018. Interest on securities increased by $13,000 due to an increase in average balance of securities in 2019 compared to 2018. Other interest income increased by $88,000 as the Bank’s average deposits increased, resulting in an increase in cash available for other interest-earning assets.

Interest expense. Interest expense on deposits was $1.5 million during the year ended December 31, 2019 compared to $510,000 during the year ended December 31, 2018. Interest expense on borrowings was $543,000 in the year ended December 31, 2019 compared to $736,000 during the year ended December 31, 2018.

Provision for Loan Losses. During the years ended December 31, 2019 and 2018, the Bank recorded a credit for loan losses for $79,000 and $1,754,000, respectively. The Bank adjusts its total allowance for loan losses to a level deemed appropriate by management to absorb losses inherent in the portfolio. An increase in the allowance is achieved through a provision for loan losses, which is charged against income. A decrease in the allowance is achieved through a credit for loan losses, which is added to income. Management’s periodic evaluation of the adequacy of the allowance is based upon historical experience, the volume and type of lending conducted by us, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral, loans identified as impaired, general economic conditions, particularly as they relate to our market areas, and other factors related to the estimated collectability of our loan portfolio. The allowance for loan losses totaled $2.0 million or 1.9% of loans outstanding at December 31, 2019, as compared to $2.2 million or 2.8% of loans outstanding at December 31, 2018. Management believes the balance in the allowance for loan losses at December 31, 2019 is adequate. The Company determined that it was appropriate to decrease the amount of the Company’s allowance in 2019 and 2018 due to the continued improvement in the performance and credit quality of the loan portfolio.

79

Noninterest Income. Total noninterest income increased to $182,000 for the year ended December 31, 2019, from $84,000 for the year ended December 31, 2018 primarily due increase in service charges and fees in 2019.

Noninterest Expenses. Total noninterest expenses to $4.5 million for the year ended December 31, 2019, from $4.1 million for the year ended December 31, 2018, primarily due to a loss on sale of one of the Company’s branch facilities (which was relocated to a leased location) and an increase in salaries and employee benefits.

Income Taxes. The Company had a tax benefit of $52,000 during the year ended December 31, 2019. There were no income taxes during the year ended December 31, 2018.

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the Bank’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on its performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

80

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets:
Cash and due from banks	$14,696	$2,111
Interest-bearing deposits with banks	4,192	6,823
Total cash and cash equivalents	18,888	8,934
Debt securities available for sale	4,938	5,409
Debt securities held-to-maturity (fair value of $5,586 and $5,986)	5,462	5,806
Loans, net of allowance for loan losses of $2,198 and $2,009	107,249	102,233
Federal Home Loan Bank stock	1,091	642
Premises and equipment, net	1,483	1,389
Right-of-use lease assets	1,017	1,055
Accrued interest receivable	440	432
Other assets	800	848

Total assets	$141,368	$126,748
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	$14,902	$10,545
Savings, NOW and money-market deposits	60,395	55,475
Time deposits	30,462	35,352

Total deposits	105,759	101,372

Federal Home Loan Bank advances	23,000	13,000
Junior subordinated debenture	2,580	2,580
Official checks	38	208
Operating lease liabilities	1,027	1,061
Other liabilities	1,473	1,320

Total liabilities	133,877	119,541

Commitments and contingencies (Notes 1 and 8)
Stockholders’ equity:
Preferred stock, no par value; 6,000,000 shares authorized: Designated Series A, no par value, $25,000 liquidation value per share, no shares issued and outstanding	—	—
Common stock, $.01 par value; 5,000,000 shares authorized, 2,951,353 and 2,853,171 shares issued and outstanding	29	28
Additional paid-in capital	39,532	38,994
Accumulated deficit	(31,918)	(31,610)
Accumulated other comprehensive loss	(152)	(205)

Total stockholders’ equity	7,491	7,207
Total liabilities and stockholders’ equity	$141,368	$126,748

See accompanying notes to condensed consolidated financial statements.

81

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Interest income:
Loans	$1,413	$1,090
Debt securities	46	50
Other	44	62

Total interest income	1,503	1,202

Interest expense:
Deposits	402	289
Borrowings	105	164

Total interest expense	507	453

Net interest income	996	749

Provision for loan losses	189	—

Net interest income after provision for loan losses	807	749

Noninterest income:
Service charges and fees	49	22
Other	24	15

Total noninterest income	73	37

Noninterest expenses:
Salaries and employee benefits	548	501
Professional fees	171	99
Occupancy and equipment	148	113
Data processing	117	124
Insurance	24	24
Regulatory assessment	41	4
Other	139	119

Total noninterest expenses	1,188	984

Net loss before income tax benefit	(308)	(198)

Income tax benefit	-	(52)

Net loss	$(308)	$(146)

Net loss per share - Basic and diluted	$(0.11)	$(0.08)

See accompanying notes to condensed consolidated financial statements.

82

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019

Net loss	$(308)	$(146)

Other comprehensive income:
Change in unrealized gain on debt securities:
Unrealized gain arising during the year	53	5

Amortization of unrealized loss on debt securities transferred to held-to-maturity	24	17

Other comprehensive income before income tax expense	77	22

Deferred income tax expense on above change	(24)	(5)

Total other comprehensive income	53	17

Comprehensive loss	$(255)	$(129)

See accompanying notes to condensed consolidated financial statements.

83

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Stockholders’ Equity

Three Months Ended March 31, 2020 and 2019

(Dollars in thousands)

					Additional		Accumulated Other
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at December 31, 2018	—	$—	1,858,020	$18	$36,128	$(30,510)	$(330)	$5,306

Net loss for the three months ended March 31, 2019 (unaudited)	—	—	—	—	—	(146)	—	(146)

Net change in unrealized loss on debt securities available for sale, net of income taxes (unaudited)	—	—	—	—	—	—	3	3

Amortization of unrealized loss on debt securities transferred to held-to-maturity, net of income taxes (unaudited)	—	—	—	—	—	—	14	14

Balance at March 31, 2019 (unaudited)	—	$—	1,858,020	$18	$36,128	$(30,656)	$(313)	$5,177

Balance at December 31, 2019	—	$—	2,853,171	$28	$38,994	$(31,610)	$(205)	$7,207

Proceeds from the sale of common stock (unaudited)	—	—	98,182	1	538	—	—	539

Net loss for the three months ended March 31, 2020 (unaudited)	—	—	—	—	—	(308)	—	(308)

Net change in unrealized loss on debt securities available for sale, net of income taxes (unaudited)	—	—	—	—	—	—	35	35

Amortization of unrealized loss on debt securities transferred to held-to-maturity, net of income taxes (unaudited)	—	—	—	—	—	—	18	18

Balance at March 31, 2020 (unaudited)	—	—	2,951,353	29	39,532	(31,918)	(152)	7,491

See accompanying notes to condensed consolidated financial statements

84

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(308)	$(146)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for loan losses	189	—
Depreciation and amortization	46	42
Net amortization of fees, premiums and discounts	38	43
Increase in accrued interest receivable	(8)	(10)
Amortization of right of use asset	38	17
Net decrease in lease liability	(34)	(16)
Decrease (increase) in other assets	24	(328)
(Decrease) increase in official checks and other liabilities	(17)	208
Net cash used in operating activities	(32)	(190)

Cash flows from investing activities:
Principal repayments of debt securities available for sale	514	154
Principal repayments of debt securities held-to-maturity	340	193
Net increase in loans	(5,205)	(1,314)
Purchases of premises and equipment	(140)	(43)
(Purchase) redemption of FHLB stock	(449)	490

Net cash used in investing activities	(4,940)	(520)

Cash flows from financing activities:
Net increase in deposits	4,387	18,446
Net decrease in federal funds purchased	—	(560)
Net increase (decrease) in FHLB Advances	10,000	(11,600)
Proceeds from sale of common stock	539	—

Net cash provided by financing activities	14,926	6,286

Net increase in cash and cash equivalents	9,954	5,576

Cash and cash equivalents at beginning of the period	8,934	7,983

Cash and cash equivalents at end of the period	$18,888	$13,559

See accompanying notes to condensed consolidated financial statements

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OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows (Unaudited), Continued

(In thousands)

	Three Months Ended March 31,
	2020	2019
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$460	$370

Income taxes	$—	$—

Noncash transaction -
Change in accumulated other comprehensive loss, net change in unrealized gain on debt securities available for sale, net of income taxes	$53	$17

Amortization of unrealized loss on debt securities transferred to held-to-maturity	$24	$17

Right-of use lease assets obtained in exchange for operating lease liabilities	$-	$281

See accompanying notes to condensed consolidated financial statements

(continued)

86

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(1)	General. OptimumBank Holdings, Inc. (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”), a Florida-chartered commercial bank. The Company’s only business is the operation of the Bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of community banking services to individual and corporate customers through its three banking offices located in Broward County, Florida.

Basis of Presentation. In the opinion of management, the accompanying condensed consolidated financial statements of the Company contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at March 31, 2020, and the results of operations and cash flows for the three-month periods ended March 31, 2020 and 2019. All significant intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2020, are not necessarily indicative of the results to be expected for the full year.

Subsequent Events. The Company has evaluated subsequent events through May 14, 2020, which is the date the condensed consolidated financial statements were issued, determining no additional events required disclosure except as follows:

The Company is subject to risks related to the public health crisis associated with the Coronavirus global pandemic (“COVID-19”). Federal, state and local governments have taken measures to slow the spread of COVID-19. These measures have included limiting travel, temporarily closing businesses and issuing stay at home orders which has caused a steep decline in economic activity. The long-term effect of these measures cannot be determined. Management believes the measures may have a significant impact on the Company’s financial position and results of operations. The amount of the impact is currently unquantifiable but deemed to be significant by management as the Company may likely experience an increase in the level of troubled assets, a reduction of cash flow from loan payments and an overall reduction in earnings as a result of COVID-19.

Junior Subordinated Debenture. In 2004, the Company formed OptimumBank Capital Trust I (the “Trust’’) for the purpose of raising capital through the sale of trust preferred securities. At that time, the Trust raised $5,155,000 through the sale of 5,000 trust preferred securities (the “Trust Preferred Securities”) to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a junior subordinated debenture from the Company (the “Junior Subordinated Debenture”). Under the Junior Subordinated Debenture, the Company is required to make interest payments on a periodic basis and to pay the outstanding principal amount plus accrued interest on October 7, 2034. The Company has been in default under the Junior Subordinated Debenture since 2015 due to its failure to make required interest payments. To date, neither the trustee nor the holders of the Trust Preferred Securities have accelerated the outstanding balance of the Junior Subordinated Debenture.

In May 2018, Preferred Shares, LLC (the “Purchaser”) acquired all 5,000 of the Trust Preferred Securities from a third party. The Purchaser is an affiliate of a director of the Company. The Purchaser has subsequently sold or transferred 2,575 of the Trust Preferred Securities to third parties.

During 2019 and 2018, 2,575 Trust Preferred Securities were exchanged for 1,226,173 shares of the Company’s common stock. For accounting purposes, the Trust Preferred Securities acquired by the Company have been cancelled. As a result,  the Company cancelled $2,575,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $974,000, and increased its stockholders’ equity by the same amount. The remaining principal owed by the Company in connection with the Junior Subordinated Debenture was $2,580,000 at March 31, 2020 and December 31, 2019. The remaining accrued interest owed by the Company associated with the Junior Subordinated Debenture was $1,032,000 and $995,000 at March 31, 2020 and December 31, 2019 respectively. The accrued interest is presented on the accompanying condensed consolidated balance sheet under the caption “Other liabilities”.

The outstanding 2,425 Trust Preferred Securities continue to be in default. However, the Purchaser, as the owner of all of the outstanding Trust Preferred Securities, has provided the Company with written representation that it has no intention to accelerate the principal and accrued interest amounts due under the Junior Subordinated Debenture during the next twelve months following the date this Quarterly Report is filed with the Securities and Exchange Commission.

The Company currently intends to acquire additional Trust Preferred Securities in 2020 in exchange for shares of its common stock, although it has not yet entered into any agreement or commitment with respect to such an exchange.

Comprehensive Loss. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net loss. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities, are reported as a separate component of the equity section of the condensed consolidated balance sheets, such items along with net loss, are components of comprehensive loss.

Accumulated other comprehensive loss consists of the following (in thousands):

	March 31,	December 31,
	2020	2019

Unrealized gain on debt securities available for sale	$64	$11
Unamortized portion of unrealized loss related to debt securities available for sale transferred to securities held-to-maturity	(260)	(284)
Income tax benefit	44	68

	$(152)	$(205)

Income Taxes. The Company assessed its earnings history and trends and estimates of future earnings, and determined that the deferred tax asset could not be realized as of March 31, 2020. Accordingly, a valuation allowance was recorded against the net deferred tax asset.

Reclassifications. Certain amounts have been reclassified to allow for consistent presentation for the periods presented.

(continued)

87

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(1)	General, Continued.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Company. The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the condensed consolidated financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The Company is in the process of determining the effect of the ASU on its condensed consolidated financial statements.

(continued)

88

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(2)	Debt Securities. Debt Securities have been classified according to management’s intent. The carrying amount of debt securities and approximate fair values are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At March 31, 2020:
Held-to-maturity:
Collateralized mortgage obligations	$3,941	$93	—	$4,034
Mortgage-backed securities	1,521	31	—	1,552
Total	$5,462	$124	—	$5,586
Available for sale:
SBA Pool Securities	$1,485	$—	$(41)	$1,444
Collateralized mortgage obligations	871	8	—	879
Mortgage-backed securities	2,518	97	—	2,615
Total	$4,874	$105	$(41)	$4,938

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2019:
Held-to-maturity:
Collateralized mortgage obligations	$4,218	$129	—	$4,347
Mortgage-backed securities	1,588	51	—	1,639
Total	$5,806	$180	—	$5,986
Available for sale:
SBA Pool Securities	$1,734	$—	$(52)	$1,682
Collateralized mortgage obligations	998	18	—	1,016
Mortgage-backed securities	2,666	45	—	2,711
Total	$5,398	$63	$(52)	$5,409

There were no sales of debt securities during the three months ended March 31, 2020 and 2019.

Debt Securities available for sale with gross unrealized losses, aggregated by investment category and length of time that individual debt securities have been in a continuous loss position, is as follows (in thousands):

	At March 31, 2020
	Over Twelve Months		Less Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

Available for Sale -
SBA Pool Securities	$41	$1,444	$—	$—

	At December 31, 2019
	Over Twelve Months		Less Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

Available for Sale -
SBA Pool Securities	$52	$1,682	$—	$—

(continued)

89

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(2)

Debt Securities Continued.

Management evaluates debt securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospectus of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At March 31, 2020 and December 31, 2019, the unrealized losses on six debt securities, were caused by market conditions. It is expected that the debt securities would not be settled at a price less than the book value of the investments. Because the decline in fair value is attributable to market conditions and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(continued)

90

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3)	Loans. The components of loans are as follows (in thousands):

	At March 31, 2020	At December 31, 2019

Residential real estate	$28,929	$28,266
Multi-family real estate	10,432	8,396
Commercial real estate	57,568	55,652
Land and construction	2,786	2,496
Commercial	4,612	4,476
Consumer	5,122	4,903

Total loans	109,449	104,189

Add (deduct):
Net deferred loan fees, costs and premiums	(2)	53
Allowance for loan losses	(2,198)	(2,009)

Loans, net	$107,249	$102,233

An analysis of the change in the allowance for loan losses follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Unallocated	Total
Three Months Ended March 31, 2020:

Beginning balance	$531	$82	$624	$21	$573	$152	$26	$2,009
Provision (credit) for loan losses	47	41	105	23	5	(6)	(26)	189
Charge-offs	—	—	—	—	—	(10)	—	(10)
Recoveries	4	—	—	6	—	—	—	10

Ending balance	$582	$123	$729	$50	$578	$136	$—	$2,198

Three Months Ended March 31, 2019:
Beginning balance	$544	$88	$567	$19	$850	$25	$150	$2,243
(Credit) provision for loan losses	(12)	(23)	256	(25)	(297)	1	100	—
Charge-offs	—	—	(195)	—	—	(7)	—	(202)
Recoveries	—	—	—	6	—	—	—	6

Ending balance	$532	$65	$628	$—	$553	$19	$250	$2,047

	Residential Real Estate	Multi- Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Unallocated	Total
At March 31, 2020:
Individually evaluated for impairment:
Recorded investment	$940	$—	$2,193	$—	$812	$—	$—	$3,945
Balance in allowance for loan losses	$256	$—	$—	$—	$539	$—	$—	$795

Collectively evaluated for impairment:
Recorded investment	$27,989	$10,432	$55,375	$2,786	$3,800	$5,122	$—	$105,504
Balance in allowance for loan losses	$326	$123	$729	$50	$39	$136	$—	$1,403

At December 31, 2019:
Individually evaluated for impairment:
Recorded investment	$944	$—	$2,206	$—	$812	$—	$—	$3,962
Balance in allowance for loan losses	$258	$—	$—	$—	$531	$—	$—	$789

Collectively evaluated for impairment:
Recorded investment	$27,322	$8,396	$53,446	$2,496	$3,664	$4,903	$—	$100,227
Balance in allowance for loan losses	$273	$82	$624	$21	$42	$152	$26	$1,220

(continued)

91

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3)

Loans, Continued.

The Company has divided the loan portfolio into six portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company’s Board of Directors (the “Board”). The Company identifies the portfolio segments as follows:

Residential Real Estate, Multi-Family Real Estate, Commercial Real Estate, Land and Construction. Residential real estate loans are underwritten based on repayment capacity and source, value of the underlying property, credit history and stability. The Company offers first and second one-to-four family mortgage loans; the collateral for these loans is generally the clients’ owner-occupied residences. Although these types of loans present lower levels of risk than commercial real estate loans, risks do still exist because of possible fluctuations in the value of the real estate collateral securing the loan, as well as changes in the borrowers’ financial condition. Multi-family and commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Board. Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Construction loans to borrowers finance the construction of owner occupied and leased properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sales information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial. Commercial business loans and lines of credit consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through its underwriting standards.

Consumer. Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. Also offered are home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts.

(continued)

92

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3)	Loans, Continued. The following summarizes the loan credit quality (in thousands):

	Pass	OLEM (Other Loans Especially Mentioned)	Sub- standard	Doubtful	Loss	Total
At March 31, 2020:
Residential real estate	$27,989	$—	$940	$—	$—	$28,929
Multi-family real estate	10,432	—	—	—	—	10,432
Commercial real estate	54,949	426	2,193	—	—	57,568
Land and construction	1,571	1,215	—	—	—	2,786
Commercial	3,163	637	812	—	—	4,612
Consumer	5,122	—	—	—	—	5,122

Total	$103,226	$2,278	$3,945	$—	$—	$109,449
				—	—
At December 31, 2019:				—	—
Residential real estate	$27,322	$—	$944	$—	$—	$28,266
Multi-family real estate	8,396	—	—	—	—	8,396
Commercial real estate	53,011	435	2,206	—	—	55,652
Land and construction	1,261	1,235	—	—	—	2,496
Commercial	3,027	637	812	—	—	4,476
Consumer	4,903	—	—	—	—	4,903

Total	$97,920	$2,307	$3,962	$—	$—	$104,189

Internally assigned loan grades are defined as follows:

Pass – a Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. These are loans that conform in all aspects to bank policy and regulatory requirements, and no repayment risk has been identified.

OLEM – an Other Loan Especially Mentioned has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date.

Substandard – a Substandard loan is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Included in this category are loans that are current on their payments, but the Bank is unable to document the source of repayment. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – a loan classified as Doubtful has all the weaknesses inherent in one classified as Substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company charges off any loan classified as Doubtful.

Loss – a loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future. The Company fully charges off any loan classified as Loss.

(continued)

93

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3)	Loans, Continued. Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At March 31, 2020:
Residential real estate	$—	$—	$—	$—	$28,929	$—	$28,929
Multi-family real estate	—	—	—	—	10,432	—	10,432
Commercial real estate	1,085	—	—	1,085	56,483	—	57,568
Land and construction	—	—	—	—	2,786	—	2,786
Commercial	—	—	—	—	3,800	812	4,612
Consumer	43	—	—	43	5,079	—	5,122

Total	$1,128	$—	$—	$1,128	$107,509	$812	$109,449

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2019:
Residential real estate	$944	$—	$—	$944	$27,322	$—	$28,266
Multi-family real estate	—	—	—	—	8,396	—	8,396
Commercial real estate	—	—	—	—	55,652	—	55,652
Land and construction	1,235	—	—	1,235	1,261	—	2,496
Commercial	—	—	—	—	3,664	812	4,476
Consumer	—	—	—	—	4,903	—	4,903

Total	$2,179	$—	$—	$2,179	$101,198	$812	$104,189

The following summarizes the amount of impaired loans (in thousands):

	At March 31, 2020			At December 31, 2019
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Commercial real estate	$2,193	$2,193	$—	$2,206	$2,206	—
With related allowance recorded:
Residential real estate	940	940	256	944	944	258
Commercial	812	812	539	812	812	531
Total:
Residential real estate	$940	$940	$256	$944	944	258
Commercial real estate	$2,193	$2,193	$—	$2,206	2,206	—
Commercial	$812	$812	$539	$812	$812	$531
Total	$3,945	$3,945	$795	$3,962	$3,962	$789

(continued)

94

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(3)	Loans, Continued. The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Three Months Ended			Three Months Ended
	March 31, 2020			March 31, 2019
	Average Recorded Investment	Interest Income Recognized	Interest Income Received	Average Recorded Investment	Interest Income Recognized	Interest Income Received

Residential real estate	$940	18	11	$951	18	18
Commercial real estate	$2,200	26	30	$3,506	29	38
Commercial	$808	-	18	$1,860	24	28

Total	$3,948	44	59	$6,317	71	84

No loans have been determined to be troubled debt restructurings (TDR’s) during the three month periods ended March 31, 2020 or 2019. At March 31, 2020 and 2019, there were no loans modified and entered into TDR’s within the past twelve months, that subsequently defaulted during the three month periods ended March 31, 2020 or 2019.

(continued)

95

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(4)	Loss Per Share. Basic loss per share has been computed on the basis of the weighted-average number of shares of common stock outstanding during the period. In 2020 and 2019, basic and diluted loss per share are the same due to the net loss incurred by the Company. Loss per common share have been computed based on the following:

	Three Months Ended March 31,
	2020	2019
Weighted-average number of common shares outstanding used to calculate basic and diluted loss per common share	2,859,844	1,858,020

(continued)

96

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(5)	Stock-Based Compensation

The Company is authorized to grant stock options, stock grants and other forms of equity-based compensation under its 2018 Equity Incentive Plan (the “2018 Plan”). The plan has been approved by the shareholders. The Company is authorized to issue up to 250,000 shares of common stock under the 2018 Plan, of which 157,190 have been issued, and 92,810 shares remain available for grant.

During the second quarter of 2019, the Company recorded compensation expense of $201,000 with respect to 58,309 shares issued to a director for services performed.

(6)	Fair Value Measurements. Impaired collateral-dependent loans are carried at fair value when the current collateral value is lower than the carrying value of the loan. Those impaired collateral-dependent loans which are measured at fair value on a nonrecurring basis are as follows (in thousands):

	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded in Operations For the three months ended March 31, 2020
At March 31, 2020:
Residential real estate	$684	$—	$—	$684	$256	$—

	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded in Operations For the three months ended March 31, 2019
At December 31, 2019:
Residential real estate	$686	$—	$—	$686	$258	$—

Debt securities available for sale measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

At March 31, 2020:
SBA Pool Securities	$1,444	$—	$1,444	$—
Collateralized mortgage obligations	879	—	879	—
Mortgage-backed securities	2,615	—	2,615	—
	$4,938	—	4,938	—

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

At December 31, 2019 –
SBA Pool Securities	$1,682	$—	$1,682	—
Collateralized mortgage obligations	1,016	—	1,016	—
Mortgage-backed securities	2,711	—	2,711	—
Total	$5,409	—	$5,409	—

During the three months ended March 31, 2020 and 2019, no debt securities were transferred in or out of Levels 1, 2 or 3.

(continued)

97

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(7)	Fair Value of Financial Instruments. The estimated fair values and fair value measurement method with respect to the Company’s financial instruments were as follows (in thousands):

	At March 31, 2020				At December 31, 2019
	Carrying Amount	Fair Value		Level	Carrying Amount	Fair Value		Level
Financial assets:
Cash and cash equivalents	$18,888	$18,888		1	$8,934	$8,934		1
Debt securities available for sale	4,938	4,938		2	5,409	5,409		2
Debt securities held-to-maturity	5,462	5,586		2	5,806	5,986		2
Loans	107,249	107,324		3	102,233	102,060		3
Federal Home Loan Bank stock	1,091	1,091		3	642	642		3
Accrued interest receivable	440	440		3	432	432		3

Financial liabilities:
Deposit liabilities	105,759	106,020		3	101,372	101,256		3
Federal Home Loan Bank advances	23,000	22,595		3	13,000	13,137		3
Junior subordinated debenture	2,580	N/A	(1)	N/A	2,580	N/A	(1)	N/A
Off-balance sheet financial instruments	—	—		3	—	—		3

(1)	The Company is unable to determine value based on significant unobservable inputs required in the calculation. Refer to Note 1 for further information.

(8)	Off- Balance Sheet Financial Instruments. The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the condensed consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments. Standby letters of credit generally have expiration dates within one year.

Commitments to extend credit, unused lines of credit, and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk at March 31, 2020 follows (in thousands):

Commitments to extend credit	$4,537

Unused lines of credit	$4,033

Standby letters of credit	$1,550

(9)	Regulatory Matters. The Bank is subject to various regulatory capital requirements administered by the bank regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The Bank, is subject to the Basel III capital level threshold requirements under the Prompt Corrective Action regulations with full compliance phased in over a multi-year schedule. These new regulations were designed to ensure that banks maintain strong capital positions even in the event of severe economic downturns or unforeseen losses.

The Bank is subject to the capital conservation buffer rules which places limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers. In order to avoid these limitations, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of March 31, 2020 the Bank’s capital conservation buffer exceeds the minimum requirements of 2.50%.

(continued)

98

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(9)	Regulatory Matters, Continued. The following table shows the Bank’s capital amounts and ratios and regulatory thresholds at March 31, 2020 and December 31, 2019 (dollars in thousands):

	Actual		For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
As of March 31, 2020:
Total Capital to Risk-Weighted Assets	$12,348	11.77%	$8,395	8%	$10,494	10%
Tier I Capital to Risk-Weighted Assets	11,027	10.51	6,300	6.00	8,395	8.00
Common equity Tier I capital to Risk-Weighted Assets	11,027	10.51	4,720	4.50	6,821	6.50
Tier I Capital to Total Assets	11,027	8.24	5,360	4.00	6,700	5.00

As of December 31, 2019:
Total Capital to Risk-Weighted Assets	$12,212	12.03%	$8,124	8%	$10,154	10%
Tier I Capital to Risk-Weighted Assets	10,934	10.77	6,093	6.00	8,124	8.00
Common equity Tier I capital to Risk-Weighted Assets	10,934	10.77	4,569	4.50	6,600	6.50
Tier I Capital to Total Assets	10,934	8.73	5,010	4.00	6,263	5.00

99

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the condensed consolidated financial statements and notes thereto presented elsewhere in this report. For additional information, refer to the consolidated financial statements and footnotes for the year ended December 31, 2019 in the Annual Report on Form 10-K.

The following discussion and analysis should also be read in conjunction with the condensed consolidated financial statements and notes thereto appearing elsewhere in this report. This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the control of the Company, including adverse changes in economic, political and market conditions, losses from the Company’s lending activities and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the banking industry. Although the Company believes that its forward-looking statements are based upon reasonable assumptions regarding its business and future market conditions, there can be no assurances that the Company’s actual results will not differ materially from any results expressed or implied by the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any forward-looking statements are not guarantees of future performance.

Capital Levels

Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios of Total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. As of March 31, 2020, the Bank is well capitalized under the regulatory framework for prompt corrective action.

Refer to Note 9 for the Bank’s actual and required minimum capital ratios.

(continued)

100

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Financial Condition at March 31, 2020 and December 31, 2019

Overview

The Company’s total assets increased by approximately $14.6 million to $141.4 million at March 31, 2020, from $126.8 million at December 31, 2019, primarily due to an increase in cash and cash equivalents corresponding to an increase in Federal Home Loan Bank advances. Total stockholders’ equity increased by approximately $284,000 to $7.5 million at March 31, 2020, from $7.2 million at December 31, 2019, primarily due to proceeds from the sale of common stock which more than offset the net loss for the three months ended March 31, 2020.

The following table shows selected information for the periods ended or at the dates indicated:

	Three Months Ended March 31, 2020	Year Ended December 31, 2019

Average equity as a percentage of average assets	5.4%	4.6%

Equity to total assets at end of period	5.3%	5.6%

Return on average assets (1)	(0.9)%	(1.0)%

Return on average equity (1)	(17.0)%	(21.3)%

Noninterest expenses to average assets (1)	3.5%	4.0%

(1) Annualized for the three months ended March 31, 2020.

Liquidity and Sources of Funds

The Company’s sources of funds include customer deposits, advances from the Federal Home Loan Bank of Atlanta (“FHLB”), principal repayments and sales of investment securities, loan repayments, the use of Federal Funds markets, net earnings, if any, and loans taken out at the Federal Reserve Bank discount window.

Deposits are our primary source of funds. In order to increase its core deposits, the Company has priced its deposit rates competitively. The Company will adjust rates on its deposits to attract or retain deposits as needed.

The Company increased deposits by $4.4 million during the three month period ending March 31, 2020. The proceeds were used to originate new loans.

In addition to obtaining funds from depositors, the Company may borrow funds from other financial institutions. At March 31, 2020, the Company had outstanding borrowings of $23 million, against its $27 million in established borrowing capacity with the FHLB. The Company’s borrowing facility is subject to collateral and stock ownership requirements, as well as prior FHLB consent to each advance. In 2010, the Company obtained an available discount window credit line with the Federal Reserve Bank, currently $430,000. The Federal Reserve Bank line is subject to collateral requirements and must be repaid within 90 days; each advance is subject to prior Federal Reserve Bank consent. At March 31, 2020, the Company also had lines of credit amounting to $9.5 million with four correspondent banks to purchase federal funds. Disbursements on the lines of credit are subject to the approval of the correspondent banks. We measure and monitor our liquidity daily and believe our liquidity sources are adequate to meet our operating needs.

Off-Balance Sheet Arrangements

Refer to Note 8 for Off-Balance Sheet Arrangements.

Junior Subordinated Debenture

Please refer to Note 1 for discussion on this matter.

101

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Results of Operations

The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest and dividend income of the Company from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest income; (iv) interest-rate spread; (v) net interest margin; and (vi) the ratio of average interest-earning assets to average interest-bearing liabilities.

	Three Months Ended March 31,
	2020			2019
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans	$106,875	$1,413	5.29%	$82,384	$1,090	5.29%
Debt securities	10,903	46	1.69	9,329	50	2.14
Other (1)	11,447	44	1.54	7,624	62	3.25

Total interest-earning assets/interest income	129,225	1,503	4.65	99,337	1,202	4.89

Cash and due from banks	2,792			2,540
Premises and equipment	1,467			2,836
Other	515			(1,237)

Total assets	$133,999			$103,476

Interest-bearing liabilities:
Savings, NOW and money-market deposits	57,258	226	1.58	35,569	146	1.64
Time deposits	33,292	176	2.11	27,596	143	2.07
Borrowings (2)	19,143	105	2.20	21,520	164	3.05

Total interest-bearing liabilities/interest expense	109,693	507	1.85	84,685	453	2.14

Noninterest-bearing demand deposits	14,565			11,258
Other liabilities	2,477			2,282
Stockholders’ equity	7,264			5,251

Total liabilities and stockholders’ equity	$133,999			$103,476

Net interest income		$996			$749

Interest rate spread (3)			2.80%			2.75%

Net interest margin (4)			3.08%			3.02%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.18%			1.17%

(1)	Includes interest-earning deposits with banks and Federal Home Loan Bank stock dividends.
(2)	Includes Federal Home Loan Bank advances, other borrowings and the Debenture.
(3)	Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin is net interest income divided by average interest-earning assets.
(5)	Annualized.

102

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Comparison of the Three-Month Periods Ended March 31, 2020 and 2019

General. Net loss for the three months ended March 31, 2020, was $(308,000) or $(0.11) per basic and diluted share compared to a net loss of $(146,000) or $(0.08) per basic and diluted share for the three months ended March 31, 2019. The increase in net loss during the three months ended March 31, 2020 compared to three months ended March 31, 2019 is primarily attributed to an increase in the provision for loan losses, increase in noninterest expense and no income tax benefit, partially offset by the increase in net interest income and increase in noninterest income.

Interest Income. Interest income increased $301,000 for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 due primarily to growth in the loan portfolio.

Interest Expense. Interest expense increased $54,000 to $507,000 for the three months ended March 31, 2020 compared to the prior period, primarily due to an increase in interest bearing deposits.

Provision for Loan Losses. Provision for loan losses amounted to $189,000 for the three months ended March 31, 2020. There was no provision for losses during the 2019 period. The provision for loan losses is charged to operations as losses are estimated to have occurred in order to bring the total allowance for loan losses to a level deemed appropriate by management to absorb losses inherent in the portfolio at March 31, 2020. Management’s periodic evaluation of the adequacy of the allowance is based upon historical experience, the volume and type of lending conducted by us, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral, loans identified as impaired, general economic conditions, particularly as they relate to our market areas, and other factors related to the estimated collectability of our loan portfolio. The allowance for loan losses totaled $2,198 million or 2.01% of loans outstanding at March 31, 2020, compared to $2.0 million or 1.9% of loans outstanding at December 31, 2019. The provision for loan losses during the first quarter of 2020 was primarily due to the increase in the loan portfolio, and an evaluation of the other factors noted above.

Noninterest Income. Total noninterest income increased to $73,000 for the three months ended March 31, 2020, from $37,000 for the three months ended March 31, 2019 due to increased loan related fees.

Noninterest Expenses. Total noninterest expenses increased to $1,188,000 for the three months ended March 31, 2020 compared to $984,000 for the three months ended March 31, 2019 primarily due to an increase in salaries and employee benefits, professional fees, and occupancy and equipment.

103

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The Unaudited Pro Forma Consolidated Financial Statements have been prepared based on the following assumptions:

●	That the proposed exchange offer described in this proxy statement was consummated on January 1, 2019.

●	That proposed exchange offer resulted in the issuance of 1,000,000 shares of the Company’s common stock for 2,256 Trust Preferred Securities.

The calculation of the number of Trust Preferred Securities acquired in the proposed exchange offer was based on an assumed price of $3.00 per common share (which was the closing market price of the Company’s common stock as of January 1, 2019). Under the terms of the proposed exchange offer, the Company would issue up to 1,000,000 shares at a price equal to the lower of $3.61 per share or the closing market price of the Company’s common stock on the expiration date of the exchange offer. Assuming that the Company had completed the proposed exchange offer on January 1, 2019, then the Company would have issued 1,000,000 shares with a value of $3,000,000 for 2,256 Trust Preferred Securities based on the outstanding balance of $1,329.69 per Trust Preferred Security on that date.

These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019 and as of and for the three months ended March 31, 2020, all of which are included in this proxy statement.

The pro forma information is not necessarily indicative of what the Company’s financial position and results of operations would have actually been had the exchange offer been consummated on January 1, 2019 at the assumed level.

104

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Pro Forma Consolidated Balance Sheet

As of March 31, 2020

(Dollars in thousands, except per share amounts)

	Actual	Pro Forma Adjustments	Pro Forma
Assets:
Cash and due from banks	$14,696	$-	$14,696
Interest-bearing deposits with banks	4,192	-	4,192
Total cash and cash equivalents	18,888	-	18,888
Securities available for sale	4,938	-	4,938
Securities held-to-maturity	5,462	-	5,462
Loans, net of allowance for loan losses	107,249	-	107,249
Federal Home Loan Bank stock	1,091	-	1,091
Premises and equipment, net	1,483	-	1,483
Right-of-use lease assets	1,017		1,017
Accrued interest receivable	440	-	440
Other assets	800	-	800

Total assets	$141,368	$-	$141,368
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	14,902	-	14,902
Savings, NOW and money-market deposits	60,395	-	60,395
Time deposits	30,462	-	30,462

Total deposits	105,759	-	105,759

Federal Home Loan Bank advances	23,000	-	23,000
Junior subordinated debenture	2,580	(2,256)	324
Federal funds purchased	-	-	-
Official checks	38	-	38
Operating lease liabilities	1,027	-	1,027
Other liabilities	1,473	(924)	549

Total liabilities	133,877	(3,180)	130,697

Commitments and contingencies Stockholders’ equity:
Common stock	29	30	59
Additional paid-in capital	39,532	2,970	42,502
(Accumulated deficit) Retained earnings	(31,918)	180	(31,738)
Accumulated other comprehensive loss	(152)		(152)

Total stockholders’ equity	7,491	3,180	10,671
Total liabilities and stockholders’ equity	$141,368	$-	$141,368

105

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

(Dollars in thousands, except per share amounts)

		Pro Forma
	Actual	Adjustments	Pro Forma
Interest income:
Loans	$4,693	$-	$4,693
Securities	245	-	245
Other	236	-	236

Total interest income	5,174	-	5,174

Interest expense:
Deposits	1,503	-	1,503
Borrowings	543	(147)	396

Total interest expense	2,046	(147)	1,899

Net interest income	3,128	147	3,275

Credit for loan losses	79	-	79

Net interest income after credit for loan losses	3,207	147	3,354

Noninterest income:
Service charges and fees	106	-	106

Other	76	-	76

Total noninterest income	182	-	182

Noninterest expenses:
Salaries and employee benefits	2,022	-	2,022
Occupancy and equipment	487	-	487
Data processing	491	-	491
Professional fees	537	-	537

Loss on sale of premises and equipment, net	215	-	215
Other	789	-	789

Total noninterest expenses	4,541	-	4,541

Net loss before income tax benefit	(1,152)	147	(1,005)

Income tax benefit	(52)	-	(52)

Net earnings	$(1,100)	$147	$(953)

Net earnings per share:
Basic and diluted	$(0.58)		$(0.50)

106

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2020

(Dollars in thousands, except per share amounts)

		Pro Forma
	Actual	Adjustments	Pro Forma
Interest income:
Loans	$1,413	$-	$1,413
Securities	46	-	46
Other	44	-	44

Total interest income	1,503	-	1,503

Interest expense:
Deposits	402	-	402
Borrowings	105	(33)	72

Total interest expense	507	(33)	474

Net interest income	996	33	1,029

Credit for loan losses	189	-	189

Net interest income after credit for loan losses	807	33	840

Noninterest income:
Service charges and fees	49	-	49

Other	24	-	24

Total noninterest income	73	-	73

Noninterest expenses:
Salaries and employee benefits	548	-	548
Occupancy and equipment	148	-	148
Data processing	117	-	117
Professional fees	171	-	171

Insurance	24	-	24
Regulatory assessment	41	-	41
Other	139	-	139

Total noninterest expenses	1,188	-	1,188

Net loss before income tax benefit	(308)	33	(275)

Income tax benefit	-	-	-

Net earnings	$(308)	$33	$(275)

Net earnings per share:
Basic and diluted	$(0.11)		$(0.10)

107

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Pro Forma Consolidated Financial Statements (Unaudited)

For purposes of preparing the Unaudited Pro Forma Consolidated Financial Statements, the consummation of the exchange offer is assumed to have occurred on January 1, 2019. As a result, it is assumed that 1,000,000 shares of common stock were issued on January 1, 2019 at an assumed price of $3.00, in exchange for 2,256 Trust Preferred Securities, with a face value of $2,256,000 and accrued interest as of such date of $744,000. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019 and the quarter ended March 31, 2020.

Pro Forma Adjustments

Other Liabilities

The pro forma adjustments to other liabilities on the Unaudited Pro Forma Consolidated Balance Sheets reflect the interest associated with the assumed acquisition of 2,256 Trust Preferred Securities.

Other Assets

The pro forma adjustments to other assets on the Unaudited Pro Forma Consolidated Balance Sheets reflect the increase in the Company’s equity interest in the unconsolidated Trust due to the assumed acquisition of 2,256 Trust Preferred Securities in the exchange offer.

Common Stock and Paid-in Capital

The pro forma adjustments to common stock and paid-in capital on the Unaudited Pro Forma Consolidated Balance Sheets reflect the assumed issuance of 1,000,000 shares of common stock in the exchange offer.

(Accumulated Deficit) Retained Earnings

The pro forma adjustments to (accumulated deficit) retained earnings on the Unaudited Pro Forma Consolidated Balance Sheets reflect the interest expense reduced as a result of the assumed acquisition of 2,256 Trust Preferred Securities in the exchange offer.

Borrowings Interest Expense

The pro forma adjustments to borrowings interest expense on the Unaudited Pro Forma Consolidated Statements of Operations reflect the interest expense reduced due to the assumed acquisition of 2,256 Trust Preferred Securities in the exchange offer.

Net (Loss) Income per Share – Basic and Diluted

The pro forma adjustments to net (loss) income per share – basic and diluted on the Unaudited Pro Forma Consolidated Statements of Operations reflect the increased weighted average shares of common stock outstanding due to the assumed issuance of 1,000,000 shares pursuant to the exchange offer. The weighted average shares were adjusted as follows:

	As Reported	Shares Issued	Pro Forma
December 31, 2019	2,853,171	1,000,000	3,853,171

March 31, 2020	2,951,353	1,000,000	3,951,353

108

16502_Optimum_Bank_Proxy Card_REV2- Front

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OPTIMUMBANK HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 24, 2020.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

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PROXY
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 7, AND FOR "THREE YEARS" IN THE CASE OF PROPOSAL 6. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.'S BOARD OF DIRECTORS.

Please mark your votes like this **X**

1. To elect seven directors

NOMINEES:
(1) Moishe Gubin
(2) Joel Klein
(3) Martin Schmidt
(4) Avi Zwelling
(5) Thomas Procelli
(6) Chan Heng Fai Ambrose
(7) Jeffry Wagner

FOR	WITHHOLD AUTHORITY	FOR ALL
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(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
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5. Advisory vote on executive compensation

FOR	AGAINST	ABSTAIN
☐	☐	☐

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
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CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**____________**, 2020.**

Note: Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

16502_Optimum_Bank_Proxy Card_REV2- Back

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

OPTIMUMBANK HOLDINGS, INC.

PROXY
FOR 2020 ANNUAL MEETING OF SHAREHOLDERS
AUGUST 25, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MOISHE GUBIN and JOEL KLEIN, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually, on August 25, 2020, at 8:45 a.m. or any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)